Exhibit 10(j)(2)
Information Relating to Purchasers

Name and Address	Principal amount of Notes
of Purchaser	to Be Purchased

Connecticut General Life Insurance Company	$5,000,000 $5,000,000
c/o Cigna Retirement & Investment Services.	(Tranche A)
280 Trumbull Street
Hartford, Connecticut 06103	$8,000,000
Attention: Private and Alternative Investments — H16B	$4,000,000
Fax: 860-534-7203	(Tranche B)
Payments
All payments on or in respect of the Notes to be by Federal Funds Wire Transfer to:
J.P.Morgan Chase Bank
BNF=CIGNA Private Placements/AC=9009001802
ABA #021000021
OBI=[name of company; description of security; interest rate; maturity date; PPN; due date] and application (as among principal, premium and interest of the payment being made); contact name and phone.
Address for Notices Related to Payments:
CIG & Co.
c/o Cigna Retirement & Investments Services
Attention: Securities Processing, H05P
280 Trumbull Street
Hartford, Connecticut 06103
CIG & Co.
c/o Cigna Retirement & Investment Services
Attention: Private and Alternative Investments, H16B
Operations Group
280 Trumbull Street Hartford, Connecticut 06103
Fax: 860-534-7203
Schedule I
(to Note Agreement)

with a copy to:
J.P. Morgan Chase Bank
Private Placement Servicing
P.O. Box 1508
Bowling Green Station
New York, New York 10081
Attention: CIGNA Private Placements
Fax: 212-552-3107/1005
Address for All Other Notices:
CIG& Co.
c/o CIGNA Retirement & Investments Services
Attention: Private and Alternative Investments, H16B
280 Trumbull Street
Hartford, Connecticut 06103
Fax: 860-534-7203
Name of Nominee in which Notes are to be issued: CIG & Co.
Taxpayer I.D. Number for CIG & Co.: 13-3574027

Name and Address	Principal amount of Notes
of Purchaser	to Be Purchased

Principal Life Insurance Company	$13,000,000
c/o Principal Global Investors, LLC	$3,000,000
801 Grand Avenue	$1,000,000
Des Moines, Iowa 50392-0800	$1,000,000
$1,000,000
(Tranche B)
Payments
All payments on or in respect of the Notes to be made by 12:00 Noon (New York City time) by bank wire transfer of immediately available funds to:
ABA #073000228
Wells Fargo Bank Iowa, N.A.
7th and Walnut Streets
Des Moines, Iowa 50309
For credit to Principal Life Insurance Company
Account No. 0000014752
OBI PFGSE (S) B0065565
With sufficient information (including interest rate, maturity date, interest ~mount, principal amount and premium amount, if applicable) to identify the source and application of such funds.
All notices with respect to payments to:
Principal Global Investors, LLC
801 Grand Avenue
Des Moines, Iowa 50392-0960
Attention: Investment Accounting -Securities
Telefacsimile: (515) 248-2643
Confirmation: (515) 248-2766
All other notices and communications to:
Principal Capital Management, LLC
801 Grand Avenue
Des Moines, Iowa 50392-0800
Attention: Fixed Income -Securities
Telefacsimile: (515) 248-2490
Confirmation: (515) 248-3495

All other notices and communications to:
Principal Capital Management, LLC
801 Grand Avenue
Des Moines, Iowa 50392-0800
Attention: Fixed Income -Securities
Telefacsimile: (515) 248-2490
Confirmation: (515) 248-3495
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number: 42-0127290

Name and Address	Principal amount of Notes
of Purchaser	to Be Purchased

Scottish Re (U.S.), Inc.	$1,000,000
c/o Principal Global Investors, LLC	(Tranche B)
801 Grand Avenue
Des Moines, Iowa 50392-0800
Attn: Fixed Income — Securities
Payments
All payments on account of the Note to be made by 12:00 noon (New York City time) by wire transfer of immediately available funds to:
Comerica Bank/Trust Operations
AC: 2158598532
BNF: Scottish Annuity & Life Holdings, Ltd.
AC: 011000734950
BBI: Trade Settlement (313) 222-3111
Bank Routing Number: 072000096
OBI PFGSE (S) B0065565
With sufficient information (including interest rate, maturity date, interest amount, principal amount’ and premium amount, if applicable) to identify the source and application of such funds.
Notices
All notices with respect to the Note payable to Scottish Re, except with respect to payment, should be sent to:
Scottish Re (U.S.), Inc.
c/o Principal Global Investors, LLC
801 Grand Avenue
Des Moines, Iowa 50392-0800
Attn: Fixed Income -Securities
Fax: (515) 248-2490
Confirmation: (515) 248-3495

All notices with respect to payments on the Note payable to Scottish Re should be sent to:
Scottish Re (U.S.), Inc.
c/o Principal Global Investors, LLC
801 Grand Avenue
Des Moines, Iowa 50392-0800
Attn: Fixed Income -Securities
Fax: (515) 248-2643
Confirmation: (515) 248-2766
Upon closing, deliver Note to:
Deutsche Bank
(Bankers Trust Company)
14 Wall Street
4th Floor, Window 44
Comercia Bank A/C 090755
New York, New York 10015
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number: 23-2038295

Name and Address	Principal amount of Notes
of Purchaser	to Be Purchased

State Farm Life Insurance Company	$4,000,000
One State Farm Plaza	(Tranche A)
Bloomington, Illinois 61710
Attention: Investment Department E-10	$4,000,000
(Tranche B)
Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as “Universal Forest Products, Inc. and as to interest rate, security description, maturity date and PPN, principal, premium or interest”) to:
The Chase Manhattan Bank
ABA #021000021
SSG Private Income Processing
A/C #900-9-000200
for Credit to: Account Number G 06893
Notices
Send notices, financial statements, officer’s certificates and other correspondence to:
State Farm Life Insurance Company
Investment Dept. E-8
One State Farm Plaza
Bloomington, IL 61710
Send confirms to:
State Farm Life Insurance Company
Investment Accounting Dept. D-3
One State Farm Plaza
Bloomington, IL 61710
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number: 37-0533090

Name and Address	Principal amount of Notes
of Purchaser	to Be Purchased

State Farm Life & Accident
Assurance Company	$1,000,000
One State Farm Plaza	(Tranche A)
Bloomington, Illinois 61710
Attention: Investment Department E-10
Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as “Universal Forest Products, Inc. and as to interest rate, security description, maturity date and PPN, principal, premium or interest”) to:
The Chase Manhattan Bank
ABA #021000021
SSG Private Income Processing
A/C #900-9-000200
for Credit to: Account Number G 06895
Notices
Send notices, financial statements, officer’s certificates and other correspondence to:
State Farm Life and Accident Assurance Company
Investment Dept. E-8
One State Farm Plaza
Bloomington, IL 61710

Send confirms to:
State Farm Life and Accident Assurance Company
Investment Accounting Dept. D-3
One State Farm Plaza
Bloomington, IL 61710
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number: 37-00805091

Name and Address	Principal amount of Notes
of Purchaser	to Be Purchased

The Canadian Life Assurance Company	$4,000,000
330 University Avenue, SP-11	(Tranche B)
Toronto, Ontario, Canada M5G 1R8
Attention: Paul English, U.S. Investments Division
Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:
For call or maturity payments:
Chase Manhattan Bank
ABA #021-000-021
Account No. 900-9-000192
Trust Account No. G52708
Reference: CUSIP, Name of Issuer & description, and call or maturity date
For all other payments (by wire):
Chase Manhattan Bank
ABA #021-000-021
Account No. 900-9-000200
Trust Account No. G52708
Reference: PPN, Name of Issuer and description, and Principal and Interest payment
For all other payments (by mail):
Mail check payment to:
J. Romeo & Co.
c/o Chase Manhattan Bank
P. O. Box 35308
Newark, New Jersey 07101-8006
Attention: Funds Clearance/ A/C# G52708
Reference: CUSIP, Name of Issuer and description, and Principal and Interest payment

Notices
Notices with respect to payments and written confirmation of each such payment, to be addressed:
Chase Manhattan Bank
North American Insurance
3 Chase MetroTech Centre, 6th Floor
Brooklyn, New York 11245
Attention: Doll Balbadar
with a copy to:
The Canada Life Assurance Company
330 University Avenue, SP-12
Securities Accounting
Toronto, Ontario, Canada M5G lR8
All other notices and communications (including financial statements) to be addressed as first provided above.
Name of Nominee in which Notes are to be issued: J. Romeo & Co.
Taxpayer I.D. Number: 38-03974

Funded Debt; Liens Securing Funded Debt
(Including Capitalized Leases); Subsidiaries; and
Restricted Subsidiaries as of the Closing Date
See Attached
Schedule II
(to Note Agreement)

Schedule II
Funded Debt

		Balance
Legal Entity	Description	as of 11/30/02

Universal Forest Products, Inc.	Senior unsecured notes, $5,714,000 due annually through May 2004, interest due semi-annually at 7.15% per annum.	11,428,570
	Series 1998-A Senior Notes Tranche C, due on December 21, 2008, interest due semi-annually at 6.98%	19,000,000
	Series 1998-A Senior Notes Tranche B, due on December 21, 2008, interest due semi-annually at 6.98%	59,500,000
	Series 1998-A Senior Notes Tranche A, due on December 21, 2005, interest due semi-annually at 6.98%	21,500,000
	Revolving credit facility totaling $200 Million, due on November 25 2005, interest due monthly at a floating rate	102,255,480
	Series 1998 Industrial Development Revenue Bonds, due on December 1, 2018, Interest payable monthly at a floating rate (1.88% on November 28, 2002)	1,300,000
	Series 1999 Industrial Development Revenue Bonds, due on July 1, 2029, Interest payable monthly at a floating rate (1.65% on November 28, 2002)	2,400,000
	Series 1999 Industrial Development Revenue Bonds, due on August 1, 2029, Interest payable monthly at a floating rate (1.79% on November 28, 2002)	3,300,000
	Series 2000 Industrial Development Revenue Bonds, due on October 1, 2020, Interest payable monthly at a floating rate (1.78% on November 28, 2002)	2,700,000
	Series 2000 Industrial Development Revenue Bonds, due on November 1, 2020, Interest payable monthly at a floating rate (1.79% on November 28, 2002)	2,400,000
	Series 2001 Industrial Development Revenue Bonds, due on November 1, 2021, Interest payable monthly at a floating rate (1.75% on November 28, 2002)	2,500,000
	Non-Compete Agreement, $75,000annually including interest at 7.00%, through February 2006	227,137
	Non-Compete Agreement, $200,000 annually including interest at 7.00%, through April 2003	194,464
	Non-Compete Agreement, $137,500annually including interest at 6.00%, through April 2012	1,034,370

Schedule II
Funded Debt

		Balance
Legal Entity	Description	as of 11/30/02
Universal Forest Products, Inc. (Cont.)	Non-Compete Agreement, $137,500annually including interest at 6.00%, through April 2012	1,034,370
	Chrylsler Leasing, capital lease on one pickup, $604 month including interest at 0.90%, through November 2003	7,213
	Employees Insurance of Wausau, Letter of Credit, Issued 6/03/02 and expires 6/3/03	4,783,658
	USF&G, Letter of Credit, Issued 6/01/02 and expires 6/1/03	4,000,000
	UFP Insurance Ltd., Letter of Credit, Issued 6/01/02 and expires 6/1/03	1,800,000

Consolidated Building Components, Inc.	LTM Parker, Inc., capital lease on building and property, $3,000 due monthly including interest at 8.00% through September 2003	26,296

Universal Forest Products Shoffner, LLC	Travelers Propery Casualty Co., Letter of Credit, Issued 6/01/02 and expires 6/1/03	200,000

Nascor Incorporated	Roynat, mortgage, secured by land and building, $20,000 CDN due monthly plus interest at a floating rate based on the average of the bankers acceptances on each business day during the monthly period, plus 3.25% through June 2009. Final payment of $100,000 CDN due July 2009	1,080,180
	Line of Credit of $4.0 Million CDN with TD Bank, which bears interest at the bank’s prime lending rate plus 1.5% per annum and is secured by inventory and accounts receivable and a second mortgage on land and buildings	1,537,668
	TD Bank, capital lease on manufacturing equipment	198,321

Total Indebtedness		$244,407,727

Schedule II
Liens Securing Funded Debt

		Amount of
		Secured Debt
Name of Secured Party	Name of Debtor	as of 11/30/02	Description

Chrysler Leasing	Universal Forest Products, Inc.	$7,213	Dodge Ram Pickup

LTM Parker, Inc.	Consolidated Building Components, Inc.	$26,296	Land and building in Parker, PA purchased with proceeds.

TD Asset Finance Corp.	Nascor Incorporated	$198,321	Manufacturing Equipment

Roynat	Nascor Incorporated	$1,080,180	Land and building in Calgary, AB

TD Bank	Nascor Incorporated	$1,537,668	Accounts receivable and inventory

Total		$2,849,678

Schedule II
Schedule of Subsidiaries, Partnerships and Affiliates of Universal Forest Products, Inc.

Location of Chief
Subsidiary	Jurisdiction	Executive Office	Capital Stock Owned By

Restricted Subsidiaries

Universal Forest Products Holding Company, Inc.	Michigan	Grand Rapids, MI	Universal Forest Products, Inc.
Shoffner Holding Company, Inc.	Michigan	Grand Rapids, MI	Universal Forest Products Holding Company, Inc.
Universal Forest Products Eastern Division, Inc.	Michigan	Grand Rapids, MI	Shoffner Holding Company, Inc.
Universal Forest Products Shoffner, LLC	Michigan	Grand Rapids, MI	Universal Forest Products Eastern Division, Inc.
Universal Forest Products Indiana Limited Partnership	Michigan	Grand Rapids, MI	General Partner is Universal Forest Products Eastern Division, Inc.
Limited Partner is Universal Forest Products Holding Company, Inc.
Syracuse Real Estate, LLC	Michigan	Grand Rapids, MI	Universal Forest Products Indiana Limited Partnership
Universal Forest Products Western Division, Inc.	Michigan	Grand Rapids, MI	Universal Forest Products, Inc.
Universal Forest Products Texas Limited Partnership	Michigan	Grand Rapids, MI	General Partner is Universal Forest Products Western Division, Inc.
Limited Partner is Universal Forest Products Holding Company, Inc.
Universal Truss, Inc.	Michigan	Grand Rapids, MI	Universal Forest Products, Inc.
Consolidated Building Components, Inc.	Pennsylvania	Parker, PA	Universal Forest Products, Inc.
Universal Forest Products Reclamation Center, Inc.	Michigan	Grand Rapids, MI	Universal Forest Products, Inc.
Universal Real Estate, Inc.	Michigan	Grand Rapids, MI	Universal Forest Products, Inc.
UFP of Modesto, LLC	Michigan	Grand Rapids, MI	Universal Forest Products Western Division, Inc.
Tresstar, LLC	Michigan	Grand Rapids, MI	Universal Forest Products, Inc.
UFP Ventures, Inc.	Michigan	Grand Rapids, MI	Universal Forest Products, Inc.
UFP Ventures II, Inc.	Michigan	Grand Rapids, MI	Universal Forest Products Eastern Division, Inc.

Unrestricted Subsidiaries

Universal Consumer Products, Inc.	Michigan	Grand Rapids, MI	Universal Forest Products, Inc.
Euro-Pacific Building Materials, Inc.	Oregon	Grand Rapids, MI	Universal Forest Products, Inc.
Universal Forest Products of Canada, Inc.	Canada	Quebec, Canada	Universal Forest Products, Inc.
ECJW Holdings Ltd.	Canada	Ontario, Canada	Universal Forest Products of Canada, Inc.
Nascor Incorporated (57% owned)	Canada	Alberta, Canada	Universal Forest Products of Canada, Inc.
Universal Forest Products Canada Limited Partnership	Canada	Quebec, Canada	General Partner is Universal Forest Products of Canada, Inc.
Limited Partner is Universal Forest Products Nova Scotia ULC
Universal Forest Products Nova Scotia ULC	Canada	Nova Scotia, Canada	Universal Forest Products, Inc.
Universal Forest Products FSC, Inc.	Barbados	Grand Rapids, MI	Universal Forest Products, Inc.
Universal Forest Products Mexico Holdings, S. de R.L. de C.V.	Mexico	Grand Rapids, MI	Universal Forest Products, Inc.
UFP Insurance, Ltd.	Bermuda	Hamilton, Bermuda	Universal Forest Products, Inc.
Nascor Structures	Nevada	Grand Rapids, MI	Universal Forest Products, Inc.

Consolidated Affiliates

D&R Framing Contractors, L.L.C. (50% owned)	Michigan	Grand Rapids, MI	Universal Forest Products Western Division, Inc.
Pinelli Universal, S. de R.L. de C.V. (50% owned)	Mexico	Durango, Mexico	Universal Forest Products Mexico Holdings, S. de R.L. de C.V.

Environmental Obligations
None
Schedule iii
(to Note Agreement)

Universal Forest Products, Inc.
5.63% Series 2002-A Senior Note, Tranche A,
Due December 18, 2009
PPN 913543 B@ 2
No.
December 18, 2002
$
Universal Forest Products, Inc., a Michigan corporation (the “Company”), for value received, hereby promises to pay to or registered assigns
on the 18th day of December, 2009
the principal amount of
Dollars ($                    )
and to pay interest (computed on the basis of a 360-day year of twelve 30-day nl0nths) on the principal amount from time to time remaining unpaid hereon at the rate of 5.63% per annum from the date hereof until maturity, payable semiannually on the 18th day of June and December in each year (commencing on June 18, 2003) and at maturity. The Company agrees to pay interest on overdue principal (including any overdue optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the Overdue Rate after the due date, whether by acceleration or otherwise, until paid. “Overdue Rate” shall mean the lesser of (a) the maximum interest rate permitted by law and (b) 7.63% per annum.
Both the principal hereof and interest hereon are payable at the principal office of the Company in Grand Rapids, Michigan in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts. If any amount of principal, premium, if any, or interest on or in respect of this Note becomes due and payable on any date which is not a Business Day, such amount shall be payable on the immediately succeeding Business Day. “Business Day” means any day other than a Saturday, Sunday or other day on which banks in either Grand Rapids, Michigan or New York, New York are required by law to close or are customarily closed
Exhibit A-1
(to Note Agreement)

This Note is one of the 5.63%Series 2002-A Senior Notes, Tranche A, due December 18, 2009 of the Company in the aggregate principal amount of $15,000,000, which, together with the 6.16% Series 2002-A Senior Notes, Tranche B, due December 18, 2012 of the Company in the aggregate principal amount of $40,000,000, and any Additional Notes are issued or to be issued under and pursuant to the terms and provisions of the separate Note Agreements, each dated as of December 18, 2002 (the “Note Agreements “), entered into by the Company with the original Purchasers therein referred to and any Additional Purchasers of Additional Notes and the holder hereof is entitled equally and ratably with the holders of all other Notes outstanding under the Note Agreements to all the benefits provided for thereby or referred to therein. Reference is hereby made to the Note Agreements for a statement of such rights and benefits.
This Note and the other Notes outstanding under the Note Agreements may be declared due prior to their expressed maturity dates and certain prepayments are required to be made thereon, all in the events, on the terms and in the manner and amounts as provided in the Note Agreements.
The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in the Note Agreements.
This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.
This Note and said Note Agreements are governed by and construed in accordance with the law of New York, including all matters of construction, validity and performance.

Universal Forest Products, Inc.,
By:
Its:

A-1-2

Universal Forest Products, Inc.
6.16% Series 2002-A Senior Note, Tranche B,
Due December 18, 2012
PPN 913543 B# 0
No.
December 18, 2002
$
Universal Forest Products, Inc., a Michigan corporation (the “Company”), for value received, hereby promises to pay to or registered assigns
on the 18th day of December, 2012
the principal amount of
Dollars ($                    )
and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 6.160/0 per annum from the date hereof until maturity, payable semiannually on the 18th day of June and December in each year (commencing on June 18, 2003) and at maturity. The Company agrees to pay interest on overdue principal (including any overdue optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the Overdue Rate after the due date, whether by acceleration or otherwise, until paid. “Overdue Rate” shall mean the lesser of (a) the maximum interest rate permitted by law and (b) 8.16% per annum.
Both the principal hereof and interest hereon are payable at the principal office of the Company in Grand Rapids, Michigan in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts. If any amount of principal, premium, if any, or interest on or in respect of this Note becomes due and payable on any date which is not a Business Day, such amount shall be payable on the immediately succeeding Business Day. “Business Day” means any day other than a Saturday, Sunday or other day on which banks in either Grand Rapids, Michigan or New York, New York are required by law to close or are customarily closed.
Exhibit A-2
(to Note Agreement)

This Note is one of the 6.16% Series 2002-A Senior Notes, Tranche B, due December 18, 2012 of the Company in the aggregate principal amount of $40,000,000, which, together with the 5.63% Series 2002-A Senior Notes, Tranche A, due December 18, 2009 of the Company in the aggregate principal amount of $15,000,000, and any Additional Notes are issued or to be issued under and pursuant to the terms and provisions of the separate Note Agreements, each dated as of December 18, 2002 (the “Note Agreements “), entered into by the Company with the original Purchasers therein referred to and any Additional Purchasers of Additional Notes and the holder hereof is entitled equally and ratably with the holders of all other Notes outstanding under the Note Agreements to all the benefits provided for thereby or referred to therein. Reference is hereby made to the Note Agreements for a statement of such rights and benefits.
This Note and the other Notes outstanding under the Note Agreements may be declared due prior to their expressed maturity dates and certain prepayments are required to be made thereon, all in the events, on the terms and in the manner and amounts as provided in the Note Agreements.
The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in the Note Agreements.
This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.
This Note and said Note Agreements are governed by and construed in accordance with the law of New York, including all matters of construction, validity and performance.

Universal Forest Products, Inc.,
By:
Its:
A-2-2
(to Note Agreement)

[Form of Subsidiary Note Guaranty]
[See Tab No. 2]
Exhibit B-1
(to Note Agreement)

Intercreditor Agreement

Among

The Banks

And

The Noteholders

Re:	$40,000,000 7.15% Senior Notes
due May 5, 2004
of
Universal Forest Products, Inc.

Dated as of November 13, 1998
Exhibit B-2
(to Note Agreement)

Table of Contents
(Not a part of the Agreement)

- i -

Intercreditor Agreement
INTERCREDITOR AGREEMENT dated as of November 13, 1998 among the Creditors (as defined below) of Universal Forest Products, Inc., a Michigan corporation (the “Company”) and of certain Subsidiaries of the Company, and NBD Bank, as Collateral Agent (the “Collateral Agent”).
Recitals:
A. Under and pursuant to separate and several Note Purchase Agreements dated as of May 1, 1994 (the “1994 Note Purchase Agreements”), between the Company and the purchasers named on Schedule A attached to the 1994 Note Purchase Agreements (collectively, the “1994 Noteholders”), the Company issued and sold to the 1994 Noteholders $40,000,000 aggregate principal amount of its 7.15% Senior Notes due May 5, 2004 (collectively, the “1994 Notes”).
B. Under and pursuant to the First Amendment dated as of November 13, 1998 to the Note Agreements dated as of May 1, 1994 (the “First Amendment’), between the Company and the 1994 Noteholders, the Company and the 1994 Noteholders propose to amend the 1994 Note Purchase Agreements in several respects.
C. Under and pursuant to the Bank Credit Agreement dated as of November 13, 1998 (as such agreement may be amended, restated or otherwise modified from time to time, the “Existing Bank Credit Agreement”) between the Company, various lenders party thereto from time to time and NBD Bank, as Agent (collectively, the “Existing Lenders”), the Existing Lenders propose to make available to the Company certain credit facilities in a current aggregate principal amount up to $175,000,000 (all amounts outstanding in respect of the Existing Bank Credit Agreement, whether constituting loans, letters of credit or other advances, being hereinafter collectively referred to as the “Existing Loans “).
D. Under and pursuant to the Existing Bank Credit Agreement, the Company, as security for the payment of the Existing Loans and all other obligations of the Company under the Existing Bank Credit Agreement, covenants (i) to cause certain subsidiaries of the Company to deliver to the Existing Lenders a guaranty (collectively, the “Existing Lender Guaranties”) and (ii) to pledge to the Existing Lenders 65% of the shares of capital stock of certain foreign subsidiaries of the Company pursuant to stock pledge agreements (individually a “Stock Pledge Agreement” and collectively the “Stock Pledge Agreements “).
E. The 1994 Noteholders, in order to provide for security for the payment of the principal of, premium, if any, and interest on the 1994 Notes and the payment and performance of all other obligations of the Company under the 1994 Note Purchase Agreements, have required as a condition to their entering into the First Amendment that (i) the Company cause each subsidiary of the Company that delivers an Existing Lender Guaranty or a Successor Guaranty (as defined below) to deliver to the 1994 Noteholders a guaranty (collectively, the “1994 Noteholder Guaranties”), (ii) the Stock Pledge Agreements secure each of the Creditors on an equal and ratable priority basis and (iii) the Existing Lenders and the 1994 Noteholders enter into this Agreement.

F. The Existing Lender Guaranties, the 1994 Noteholder Guaranties and any Successor Guaranties (as defined below) are hereinafter collectively referred to as the “Subsidiary Guaranties”.
G. The Subsidiary Guaranties and the Stock Pledge Agreements are hereinafter collectively referred to as the “Security”.
H. The Existing Lenders, the 1994 Noteholders and the Collateral Agent desire to enter into this Agreement in order to provide for the sharing of payments received in respect of the Security, all as more fully set forth below.
Now, THEREFORE, in consideration of the premises and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree a follows:
Section 1. Definitions.
The following terms shall have the meanings assigned to them below in this §1 or in the provisions of this Agreement referred to below:
“Bank Credit Agreement” shall mean collectively the Existing Bank Credit Agreement and any Successor Bank Credit Agreement.
“Bankruptcy Proceeding” shall mean with respect to any Person a general assignment by such Person for the benefit of its Creditors or the institution by or against such Person or any proceeding seeking relief as debtor, or seeking to adjudicate such Person as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of such Person or its debts, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking an appointment of a receiver, trustee, custodian or any similar official for such Person or for any substantial part of its property.
“Company” shall have the meaning assigned thereto in the Recitals hereof.
“Creditor” shall individually mean any Lender or Noteholder and “Creditors” shall mean all of the Lenders and the Noteholders.
“Directing Creditors” shall mean, with respect to any particular instruction given to the Collateral Agent, each Creditor that has given such instructions to the Collateral Agent.
“Enforcement” shall mean the taking of any action under the Stock Pledge Agreements, including, but not limited to, the sale or other disposition of the Pledged Stock.

“Excess Subsidiary Payment” shall mean as to any Creditor an amount equal to the Subsidiary Payment received by such Creditor less the Pro Rata Share of Subsidiary Payments to which such Creditor is then entitled.
“Existing Bank Credit Agreement” shall have the meaning assigned thereto 1n the Recitals hereof.
“Existing Lenders” shall have the meaning assigned thereto in the Recitals hereof.
“Existing Loans” shall have the meaning assigned thereto in the Recitals hereof.
“Event of Default” shall mean an “Event of Default” or “Default” as defined in any Financing Agreement.
“Financing Agreements” shall mean the Bank Credit Agreement, the Notes, the Note Purchase Agreements, each other security document securing the Subject Obligations, and any other instruments, documents or agreements entered into in connection with any Subject Obligation or Financing Agreement.
“First Amendment” shall have the meaning assigned thereto in the Recitals hereof.
“Grantors” shall mean the Company and other Person who grants any collateral to the Collateral Agent under the Stock Pledge Agreements or any other security document securing the Subject Obligations.
“Lender” and “Lenders” shall mean collectively the Existing Lenders and any Successor Lenders.
“Existing Lender Guaranties” shall have the meanings assigned thereto in the Recitals hereof.
“Loans” shall mean collectively the Existing Loans and any loans and letters of credit or other advances outstanding under any Successor Bank Credit Agreement.
“Majority Creditors” shall mean (a) the Required Lenders, (b) the Required 1994 Noteholders, and (c) the Required Successor Noteholders, each voting as a class, provided that if at any time the aggregate outstanding principal amount of the Loans or the aggregate outstanding principal amount of the Notes represents less than 10% of the sum of the aggregate outstanding principal amount of the Indebtedness evidence by the Loans and the Notes, then “Majority Creditors” shall mean Creditors, considered as a single class, holding more than 51 % of the sum of (i) the outstanding principal amount of the Notes, plus (ii) the outstanding principal amount of the Loans.
“1994 Noteholder Guaranties” shall have the meaning assigned thereto in the Recitals hereof.

“1994 Note Purchase Agreements” shall have the meaning assigned thereto in the Recitals hereof.
“1994 Noteholders” shall have the meaning assigned thereto in the Recitals hereof.
“1994 Notes” shall have the meaning assigned thereto in the Recitals hereof.
“Non-Directing Creditors” shall mean, with respect to any particular instruction given to the Collateral Agent, each Creditor that has not given or agreed with such instruction given to the Collateral Agent.
“Note Purchase Agreements” shall mean collectively the 1994 Note Purchase Agreements and any Successor Note Purchase Agreements.
“Noteholder” and “Noteholders” shall mean, individually, a 1994 Noteholder or any Successor Noteholder, and, collectively, the 1994 Noteholders and any Successor Noteholders.
“Notes” shall mean collectively the 1994 Notes and any notes issued under a Successor Note Purchase Agreement.
“Notice of Special Default” shall have the meaning assigned thereto in §5(a).
“Party” shall mean individually any Lender, Noteholder or the Collateral Agent and “Parties” shall mean all of the Lenders, the Noteholders and the Collateral Agent.
“Person” shall mean an individual, a corporation, a limited liability company, an association, a partnership, a trust or estate, a joint stock company, an unincorporated organization, a joint venture, a trade or business (whether or not incorporated), a government (foreign or domestic) and any agency or political subdivision thereof, or any other entity.
“Pledged Stock” shall mean any shares of stock pledged under the Stock Pledge Agreements.
“Preferential Payment” shall mean any payments from the Company or any other source with respect to the Subject Obligations arising as a result of the exercise of any set-off and which are:
(i) received by a Creditor within 45 days prior to the commencement of a Bankruptcy Proceeding with respect to the Company, or the acceleration of the Notes or the Loans, and which payment reduces the amount of the Subject Obligations owed to such Creditor below the amount owed to such Creditor as of the 90th day prior to such occurrence, or

(ii) received by a Creditor (A) within 45 days prior to the occurrence of any Event of Default (other than an Event of Default arising as a result of the commencement of a Bankruptcy Proceeding or the acceleration of the Notes or the Loans) which has not been waived or cured within 45 days after the occurrence thereof and which payment reduces the amount of the Subject Obligations owed to such Creditor below the amount owed to such Creditor as of the 90th day prior to the occurrence of such Event of Default or (b) within 45 days after the occurrence of such Event of Default, or
(iii) received by a Creditor after the occurrence of a Special Event of Default except as provided in §5(b).
“Proceeds” shall mean (a) any and all proceeds of any collection, sale or other disposition of the Pledged Stock, (b) any and all amounts from time to time paid or payable under in connection with any of the Pledged Stock and (c) amounts collected by the Collateral Agent or any Lender by way of set-off, deduction or counterclaim.
“Pro Rata Share of Subsidiary Payments” shall mean as of the date of any Subsidiary Payment to a Creditor in respect to a Subsidiary Guaranty an amount equal to the product obtained by multiplying (a) the amount of all Subsidiary Payments made by any Subsidiary Guarantor to all Creditors less all reasonable costs incurred by such Creditors in connection with the collection of such Subsidiary Payments by (b) a fraction, the numerator of which shall be the Specified Amount owing to such Creditor, and the denominator of which is the aggregate amount of all outstanding Subject Obligations (without giving effect in the denominator to the application of any such Subsidiary Payments).
“Receiving Creditor” shall have the meaning assigned thereto in §7.
“Required Lenders” shall mean those Lenders having aggregate percentages of the Loan commitments under the Bank Credit Agreement entitling such Lenders to act or refrain from acting under the Bank Credit Agreement.
“Required 1994 Noteholders” shall mean those 1994 Noteholders having or representing the amount of 1994 Noteholders entitling such Noteholders to act or refrain from acting under the 1994 Note Purchase Agreements.
“Required Noteholders” shall mean collectively the Required 1994 Noteholders and the Required Successor Noteholders.
“Required Successor Noteholders” shall mean those Successor Noteholders having or representing the amount of notes under any Successor Note Purchase Agreement entitling such Successor Noteholders to act or refrain from acting under such Successor Note Purchase Agreement.
“Security” shall have the meaning assigned thereto in the Recitals hereof.
“Special Event of Default” shall mean (i) the commencement of a Bankruptcy Proceeding with respect to the Company or (ii) the acceleration or final maturity (if the relevant Subject Obligations are not paid in full upon such maturity) of the Notes or the Loans.

“Special Trust Account” shall mean that certain interest-bearing trust account maintained by or on behalf of the Collateral Agent for the purpose of receiving and holding Preferential Payments.
“Specified Amount” shall mean as to any Creditor the aggregate amount of the Subject Obligations owed to such Creditor.
“Stock Pledge Agreement” and “Stock Pledge Agreements” shall have the respective meanings assigned thereto in the Recitals hereof.
“Subject Obligations” shall mean all principal of, premium, if any, and interest on, the Notes and the Loans, the reimbursement obligations under all letters of credit issued pursuant to the Bank Credit Agreement (including, without limitation, any obligation to provide cash collateral for any outstanding letters of credit), all obligations pursuant to any Rate Hedging Agreement (as defined in the Existing Bank Credit Agreement) to which the Company and any Existing Lenders or Successor Lenders are parties, and all other obligations of the Conlpany under or in respect of the Notes and the Loans and under the Note Purchase Agreements or the Bank Credit Agreement or the documents or instruments executed in connection therewith.
“Subsidiary Guarantor” shall mean a subsidiary of the Company that delivers a Subsidiary Guaranty.
“Subsidiary Guaranty” and “Subsidiary Guaranties” shall have the meanings assigned thereto in the Recitals hereof.
“Subsidiary Payment” shall have the meaning assigned thereto in §7.
“Successor Bank Credit Agreement” shall mean any replacement, refinancing or restructuring of the Existing Bank Credit Agreement and any additional credit agreement entered into by the Company with any Successor Lenders pursuant to which any such Successor Lenders make Loans to the Company and which Loans are guaranteed ratably with the existing Subject Obligations; provided that each Successor Lender or an agent acting on behalf of all such Successor Lenders thereunder has executed an acknowledgment to this Agreement in the form attached hereto as Exhibit A-I.
“Successor Guaranty” shall mean a guaranty delivered by a subsidiary of the Company to a Successor Lender or Successor Noteholder.
“Successor Lender” shall mean a lender party to a Successor Bank Credit Agreement.
“Successor Note Agreement” shall mean any replacement, refinancing or restructuring of the 1994 Note Agreements and any additional senior note agreement entered into by the Company with institutional investors pursuant to which the Company issues and sells to such institutional investors senior notes to be pari passu with the existing Subject Obligations and guaranteed ratably with the existing Subject Obligations; provided that each Successor Noteholder thereunder or an agent acting on behalf of all such Successor Noteholders has executed an acknowledgment to this Agreement in the form attached hereto as Exhibit A-2.
“Successor Noteholders” shall mean an institutional investor party to a Successor Note Agreement.

Section 2. Appointment of Collateral Agent.
Each of the Creditors hereby irrevocably (subject to §10.10) appoints, designates and authorizes the Collateral Agent to take such action on its behalf under the provisions of this Agreement and the Stock Pledge Agreements and to exercise such powers and perfornl such duties as are expressly delegated to it by the terms of this Agreement or the Stock Pledge Agreements, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or the Stock Pledge Agreements, the Collateral Agent shall not have any duties or responsibilities except those expressly set forth herein, nor shall the Collateral Agent have or be deemed to have any fiduciary relationship with any Creditor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the Stock Pledge Agreements or otherwise exist against the Collateral Agent.

Section 3.	Decisions Relating to Administration and Exercise of Remedies in Respect of Stock Pledge Agreements Vested in the Majority Creditors.
(a) Except as set forth in §3(f), the Collateral Agent agrees that it will not release Pledged Stock or commence Enforcement without the direction of the Majority Creditors. The Collateral Agent agrees to administer the Stock Pledge Agreements and the Pledged Stock and to make such demands and give such notices under the Stock Pledge Agreements as the Majority Creditors may request, and to take such action to enforce the Stock Pledge Agreements following the occurrence of a Special Event of Default and to realize upon, collect and dispose of the Pledged Stock or any portion thereof as may be directed by the Majority Creditors.
(b) Upon the occurrence and during the continuance of any Special Event of Default, the Collateral Agent shall commence Enforcement if requested by the Required Lenders, the Required 1994 Noteholders or the Required Successor Noteholders as directed by the Majority Creditors, provided that after the occurrence of any Special Event of Default and the request by the Required Lenders, the Required Noteholders or the Required Successor Noteholders, the Majority Creditors shall direct Enforcement in a commercially reasonable manner. The Agent and the Noteholders shall give the Collateral Agent prompt notice of any Special Event of Default of which it has actual knowledge, and the Collateral Agent shall reasonably promptly deliver notice thereof to the Creditors. Failure to do so, however, does not constitute a waiver of any such Special Event of Default by the Creditors or the Collateral Agent (provided that the Collateral Agent shall have no other obligation to inform any Creditor of any other Default or Event of Default). The Agent and each Noteholder agrees that it shall give the Collateral Agent prompt notice of any Special Event of Default of which it has actual knowledge, and the Collateral Agent shall reasonably promptly deliver notice thereof to the Creditors. Failure to do so, however, does not constitute a waiver of any such Special Event of Default by the Creditors or the Collateral Agent (provided that the Collateral Agent shall have no other obligation to inform any Creditor of any other Default or Event of Default). Each Party agrees that the Collateral Agent shall act as the Majority Creditors may request (regardless of whether any individual Creditor agrees, disagrees or abstains with respect to such request, provided that the Majority Creditors shall direct Enforcement in a commercially reasonable manner and that the Collateral Agent shall have no liability for acting in accordance with such request and that no Directing Creditor or Non-Directing Creditor shall have any liability to any Non-Directing Creditor or Directing Creditor, respectively, for any such request. The Collateral Agent shall give prompt notice to the Non-Directing Parties of action taken pursuant to the instructions of the Majority Creditors to enforce the Stock Pledge Agreements; provided, however, that the failure to give any such notice shall not impair the right of the Collateral Agent to take any such action or the validity or enforceability under this Agreement of the action so taken. Notwithstanding anything herein to the contrary, the Majority Creditors shall agree to release the Pledged Stock from the security interests granted for the benefit of any Non-Directing Creditor only if the Collateral Agent is concurrently releasing the security interest granted with respect to such Pledged Stock for all Creditors having a security interest in such Pledged Stock.
(c) Each Party agrees that the only right of a Non-Directing Creditor under the Stock Pledge Agreements is for Subject Obligations held by such Non-Directing Creditor to be secured by the Pledged Stock for the period and to the extent provided therein and in this Agreement and to receive a share of the Proceeds, if any, to the extent and at the tinle provided in the Stock Pledge Agreements and in this Agreement.
(d) The Collateral Agent may at any time request directions from the Majority Creditors as to any course of action or other matter relating hereto or relating to the Stock Pledge Agreements. Except as otherwise provided in this Agreement or the Stock Pledge Agreements, directions given by the Majority Creditors to the Collateral Agent hereunder shall be binding on all Creditors, including all Non-Directing Creditors, for all purposes.
(e) Nothing contained in this Agreement shall affect the rights of any Creditor to give the Company or any other Grantor notice of any default, accelerate or make demand for payment of their respective Subject Obligations or collect payment thereof other than through a realization on or in respect of the Pledged Stock or any part or portion thereof, nor shall anything contained in this Agreement be deemed or construed to affect the rights of any Creditor to administer, modify, waive or amend any term or provision of any Financing Agreement to which it is a party, other than this Agreement and the Stock Pledge Agreements. If the Majority Creditors instruct the Collateral Agent to take any action, commence any proceedings or otherwise proceed against the Pledged Stock or enforce the Stock Pledge Agreements, and such action or proceedings are or may be defective without the joinder of other Creditors as parties, then all other Creditors shall join in such actions or proceedings. Each Creditor agrees not to take any action to enforce any term or provision of the Stock Pledge Agreements or to enforce any of its rights in respect of the Pledged Stock except through the Collateral Agent in accordance with this Agreement.

(f) Unless an Event of Default has occurred and is continuing, the Collateral Agent may, without the approval of the Majority Creditors as required herein, release any Pledged Stock under the Stock Pledge Agreements which is permitted to be so released pursuant to the Bank Credit Agreement and the Note Purchase Agreements and execute and deliver such releases as may be necessary to terminate of record the Creditors’ security interest in such Pledged Stock. In determining whether any such release is permitted, the Collateral Agent may rely upon instructions from the Majority Creditors.
(g) NBD Bank, in its capacity as a Creditor hereunder, shall have the same rights and powers hereunder as any other Creditor and may exercise or refrain from exercising the same as though it were not the Collateral Agent. NBD Bank and its affiliates may (without having to account therefor to any Creditor) accept deposits from, lend money to, and generally engage in any kind of (banking, trust, financial advisory or other) business with the Company or any Subsidiary or Affiliate thereof as if it were not acting as Collateral Agent hereunder, and may accept fees and other consideration therefor without having to account for the same to the Creditors.
(h) The Collateral Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Stock Pledge Agreements, and shall not, by reason of this Agreement, have a fiduciary relationship with any Creditor, and no implied covenants, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Collateral Agent. Neither the Collateral Agent nor any of its directors, officers, agents or employees shall be required to exercise any discretion or take any action, but shall in all cases be fully protected in acting, or in refraining from acting, pursuant to the written consent or request of the Majority Creditors; provided, however, that the Collateral Agent need not take any action which in its judgment may expose it to personal liability (unless the Collateral Agent is fully indemnified to its satisfaction, as determined in the sole discretion of the Collateral Agent) or which is contrary to this Agreement, the Stock Pledge Agreements or applicable law; and provided, further, that any such consent or request described in this sentence to any action or omission pursuant hereto or thereto shall be binding upon all of the Creditors. Neither the Collateral Agent nor any of its directors, officers, agents or employees shall be liable to the Creditors for any action taken or not taken by it or them in connection herewith the consent or at the request of the Majority Creditors or in the absence of its or their own gross negligence or willful misconduct. Neither the Collateral Agent, nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (a) any statement, warranty or representation made in connection with this Agreement or any borrowing by the Company or any of the Guarantors, (b) the performance or observance of any covenants or agreements of the Company or any of the Guarantors, or the satisfaction of any condition for a borrowing by the Company or any of the Guarantors or (c) the validity, effectiveness, legal enforceability, value or genuineness of this Agreement, any of the Stock Pledge Agreements or any other instrument or writing furnished in connection herewith or the perfection of any lien or security interest under any Stock Pledge Agreement or otherwise with respect to any assets of the Company or any of the Guarantors.

(i) The Collateral Agent shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, telex or facsimile transmission or any oral communication that is to be confirmed in writing) believed by the Collateral Agent to be genuine and correct and to have been signed or sent or made by or on behalf of a proper person. The Collateral Agent may rely conclusively upon certifications from the Creditors as to the amount of Subject Obligations at any time owing to each of them. The Collateral Agent may employ agents (including without limitation collateral agents) for any purpose and may consult with legal counsel (who may be counsel for the Company), independent public accountants and. other experts selected by the Collateral Agent and shall not be liable to the Creditors, except as to money or property received by it or its authorized agents, for the negligence or misconduct of any such agent selected by it with reasonable care or for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.
(j) Each Creditor acknowledges and agrees that it has, independently and without reliance on the Collateral Agent or any other Creditor, and based on such documents and information as it has deemed appropriate, made its own analysis of the Company, the Guarantors, the Pledged Stock, the Stock Pledge Agreements and the perfection of liens and security interests in connection therewith, and that it will, independently and without reliance upon the Collateral Agent or any other Creditor, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decision in taking or not taking action under this Agreement. The Collateral Agent shall not be required to keep itself informed as to the performance or observance by the Company or any Guarantor of this Agreement, the Stock Pledge Agreements or any other documents referred to or provided for herein or to inspect the properties or books of the Company or any Guarantor. The Collateral Agent shall have no duty or responsibility to provide any Creditor with any information concerning the affairs, financial condition or business of the Company or any of its Subsidiaries which may come into the possession of the Collateral Agent, but agrees to send any such information to any Creditor upon the written request of such Creditor, unless the Collateral Agent is prohibited by law from doing so.
(l) The Creditors agree to indemnify the Collateral Agent (to the extent not reimbursed by the Company, but without limiting any obligation of the Company to make such reimbursement), ratably according to the respective principal amounts of the Subject Obligations then owing to each of them, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Collateral Agent in any way relating to or arising out of this Agreement or the transactions contemplated hereby or any action taken or omitted by the Collateral Agent in its capacity as Collateral Agent in any way relating to or arising out of this Agreement or any of the Stock Pledge Agreements, provided that no Creditor shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Collateral Agent’s gross negligence or willful misconduct. Each Creditor agrees to reimburse the Collateral Agent promptly upon demand for its ratable share of any liabilities (including reasonable counsel fees) incurred by the Collateral Agent in connection with the preservation of any rights of the Collateral Agent or the Creditors under, or the enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement or any of the Stock Pledge Agreements to the extent that the Collateral Agent is not reimbursed for such expenses by the Company, and the Collateral Agent shall subsequently reimburse such Creditor to the extent it is subsequently reimbursed by the Company or any Guarantor.

Section 4. Application of Proceeds.
(a) Any and all Proceeds received by the Collateral Agent in connection with an Enforcement and any Preferential Payments required to be paid to all Creditors in accordance with the provisions of §5, shall be applied promptly by the Collateral Agent, as follows:
FIRST: To the payment of the reasonable costs and expenses of such Enforcement, including, without duplication, fees and expenses of counsel to the Collateral Agent evidenced by reasonable and customary computer back-up detail, and all reasonable out-of-pocket expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith;
SECOND: To the ratable payment of the Subject Obligations to the Creditors, calculated in accordance with the provisions of §4(b) hereof; and
THIRD: After payment in full of all Subject Obligations, to the payment to or upon the order of Grantors, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such Proceeds.
Until such Proceeds are so applied, the Collateral Agent shall hold such Proceeds in its custody in accordance with its regular procedures for handling deposited funds.
(b) Any Proceeds received by the Collateral Agent in respect of the Pledged Stock (net of any amounts applied in accordance with §4(a) FIRST shall be applied in accordance with the priority set forth in §4(a) and SECOND so that each Creditor shall receive payment of its proportionate amount of all such Proceeds. Payment shall be based upon the proportion which the amount of such Subject Obligations of such Creditor bears to the total amount of all Subject Obligations of all such Creditors.
(c) Payments of Proceeds by the Collateral Agent in respect of (i) the Loans shall be made to the Lenders in accordance with the Credit Agreement; and (ii) the Notes shall be made as directed in writing by the Noteholder to whom paid.
(d) For the purposes of payments and distributions hereunder, the full amount of Subject Obligations on account of any letter of credit shall be deemed to be then due and owing, and the face amount of any letters of credit then outstanding but not drawn upon and all unreimbursed obligations due on any letter of credit that have been drawn upon shall be considered principal owing pursuant to Subject Obligations relating to letters of credit and the amount outstanding under the letters of credit for purposes of determining pro rata sharing or otherwise. Amounts distributable hereunder to Lenders on account of such Subject Obligations under letters of credit shall be deposited in a separate collateral account in the name of and under the control of the Collateral Agent and held by the Collateral Agent first as security for such letter of credit Subject Obligations and then as security for all other Subject Obligations and the amount so deposited shall be applied to the letter of credit Subject Obligations at such times and to the extent that such letter of credit Subject Obligations become absolute liabilities and if and to the extent that the letter of credit Subject Obligations fail to become absolute Subject Obligations because of the expiration or termination of the underlying letters of credit without being drawn upon then such amounts shall be applied to the remaining Subject Obligations in the order provided herein.

(e) The Creditors further agree among themselves that if any payment described in this §4 shall be rescinded or must otherwise be restored, each Creditor which shall have shared the benefit of such payment shall, by repurchase of Subject Obligations theretofore sold, or otherwise, return its share of that benefit to each Creditor whose payment shall have been rescinded or otherwise restored.
Section 5. Preferential Payments and Special Trust Account;
(a) The Collateral Agent shall give each Creditor a written notice (a “Notice of Special Default”) promptly after being notified in writing by a Creditor that a Special Event of Default has occurred. After the receipt of such Notice of Special Default, all Preferential Payments other than those payments received pursuant to §5(b) shall be deposited into the Special Trust Account. Each Creditor agrees that no Event of Default shall occur as a result of paynlents so made on a timely basis to the Collateral Agent.
(b) If (i) such Special Event of Default is waived by the Required Lenders or the Required Noteholders, or both, as the case may be, and if no other Event of Default has occurred and is continuing, (ii) such Special Event of Default is cured by the Company or by any amendment of the Bank Credit Agreement or the Note Purchase Agreements, as the case may be, and if no other Event of Default has occurred and is continuing or (iii) the Subject Obligations have not been accelerated and the Majority Creditors have not instructed the Collateral Agent to seek the appointment of a receiver, commence litigation against the Company, liquidate the Pledged Stock, commence a Bankruptcy Proceeding against the Company or exercise other remedies of similar character prior to the 90th day following such Special Event of Default, the Collateral Agent thereupon shall return all amounts, together with their pro rata share of interest earned thereon, held in the Special Trust Account representing payment of any Subject Obligations to the Creditor initially entitled thereto, and no payments thereafter received by a Creditor shall constitute a Preferential Payment by reason of such cured or waived Special Event of Default. No payment returned to a Creditor for which such Creditor has been obligated to make a deposit into the Special Trust Account shall thereafter ever be characterized as a Preferential Payment. If the Special Event of Default is an Event of Default under the terms of the Bank Credit Agreement and the Note Agreements, the Collateral Agent shall not return any payments to the Creditors pursuant to (i) above unless the Required Lenders and the Required Noteholders have each waived such Special Event of Default.
(c) Each Creditor agrees that upon the occurrence of a Special Event of Default it shall (i) promptly notify the Collateral Agent of the receipt of any Preferential Payments, (ii) hold such amounts in trust for the Creditors and act as agent of the Creditors during the time any such amounts are held by it, and (iii) deliver to the Collateral Agent such amounts for deposit into the Special Trust Account.

(d) If (i) an Event of Default has occurred and has not been waived or cured within 90 days after the occurrence thereof, (ii) the Subject Obligations have been accelerated or (iii) the Majority Creditors have instructed the Collateral Agent to seek the appointment of a receiver, commence litigation against the Company, liquidate the Pledged Stock, commence a Bankruptcy Proceeding against the Company, or exercise other remedies of similar character, then all funds, together with interest earned thereon, held in the Special Trust Account and all subsequent Preferential Payments shall be applied in accordance with the provisions of §4(a) above. Any Lender or any Noteholder which is aware of the same, shall give the Collateral Agent written notice of any Event of Default which has occurred and which has not been waived or cured within 90 days after the occurrence thereof, provided that failure to give any such notice shall not modify, amend or otherwise prejudice or affect the rights of any Lender or Noteholder hereunder.
Section 6. Information.
If the Collateral Agent proceeds to Enforcement, the Parties hereto agree as follows:
(a) the Agent shall (i) promptly from time to time, upon the written request of the Collateral Agent, notify the Collateral Agent of the outstanding Subject Obligations owed to the Lenders and the Agent as at such date as the Collateral Agent may specify; and (ii) promptly from time to time thereafter notify the Collateral Agent of any payment received by the Lenders to be applied to satisfy such Subject Obligations. The Lenders shall certify as to such amounts and the Collateral Agent shall be entitled to rely conclusively upon such certification.
(b) Each Noteholder shall (i) promptly from time to time, upon the written request of the Collateral Agent, notify the Collateral Agent of the outstanding Subject Obligations owed to such Noteholder as at such date as the Collateral Agent may specify; and (ii) promptly from time to time thereafter, notify the Collateral Agent of any payment received thereafter by such Noteholder to be applied to such Subject Obligations. Each Noteholder shall certify as to such amounts and the Collateral Agent shall be entitled to rely conclusively upon such certification.
Section 7. Sharing of Recoveries under Guaranties.
Each Creditor hereby agrees with each other Creditor that payments (including payments made through set-off of deposit balances or otherwise or payments or recoveries from any security interest granted to any Creditor) made pursuant to the terms of any Subsidiary Guaranty (a “Subsidiary Payment”), shall be shared so that each Creditor shall receive its Pro Rata Share of Subsidiary Payments. Accordingly, each Creditor hereby agrees that in the event any Creditor shall receive a Subsidiary Payment (a “Receiving Creditor”), and any other Creditor shall not concurrently receive its Pro Rata Share of such Subsidiary Payment, then the Receiving Creditor shall promptly remit the Excess Subsidiary Payment to each other Creditor who shall then be entitled thereto so that after giving effect to such payment (and any other payments then being made by any other Receiving Creditor pursuant to this §7) each Creditor shall have received its Pro Rata Share of Subsidiary Payment.

Any such payments shall be deemed to be and shall be made in consideration of the purchase for cash at face value, but without recourse, ratably from the other Creditors such amount of Notes or Loans (or interest therein), as the case may be, to the extent necessary to cause such Receiving Creditor to share such Excess Subsidiary Payment with the other Creditors as hereinabove provided; provided, however, that if any such purchase or payment is made by any Receiving Creditor and if such Excess Subsidiary Payment or part thereof is thereafter recovered from such Receiving Creditor by the Subsidiary Guarantor that made such Subsidiary Payment (including, without limitation, by any trustee in bankruptcy of such Subsidiary Guarantor or any creditor thereof), the related purchase from the other Creditors shall be rescinded ratably and the purchase price restored as to the portion of such Excess Subsidiary Payment so recovered, but without interest; and provided further nothing herein contained shall obligate any Creditor to resort to any setoff, application of deposit balance or other means of payment under any Subsidiary Guaranty or avail itself of any recourse by resort to any property of the Company or any Subsidiary Guarantor, the taking of any such action to remain within the absolute discretion of such Creditor without obligation of any kind to the other Creditors to take any such action.
Section 8. Agreements Among The Creditors.
Section 8.1. Independent Actions by Creditors. Nothing contained in this Agreement shall prohibit any Creditor from accelerating the maturity of, or demanding payment from any Subsidiary Guarantor on, any Subject Obligation of the Company to such Creditor or from instituting legal action against the Company or any Subsidiary Guarantor to obtain a judgment or other legal process in respect of such Subject Obligation, but any funds received from any Subsidiary Guarantor in connection with any recovery therefrom shall be subject to the terms of this Agreement.
Section 8.2. Relation of Creditors. This Agreement is entered into solely for the purposes set forth herein, and no Creditor assumes any responsibility to any other party hereto to advise such other party of information known to such other party regarding the financial condition of the Company or any Subsidiary Guarantor or of any other circumstances bearing upon the risk of nonpayment of the Subject Obligations. Each Creditor specifically acknowledges and agrees that nothing contained in this Agreement is or is intended to be for the benefit of the Company or any Subsidiary Guarantor and nothing contained herein shall limit or in any way modify any of the obligations of the Company or any Subsidiary Guarantor to the Creditors.
Section 8.3. Acknowledgment of Guaranties. The Lenders hereby expressly acknowledge the existence of the Noteholder Guaranties and the Noteholders hereby expressly acknowledge the existence of the Lender Guaranties.

Section 9. Additional Parties.
Successor Lenders and Successor Noteholders may join this Agreement, provided that each Successor Lender or Successor Noteholder shall sign an acknowledgment in the form of Exhibit A-lor Exhibit A-2, respectively, attached to this Agreement, by which each such Successor Lender or each such Successor Noteholder, as the case may be, agrees to be bound by the terms of this Agreement, and each such Successor Lender or Successor Noteholder shall deliver a copy of the signed acknowledgment to the Noteholders and the Lenders.
Section 10. Miscellaneous.
Section 10.1. Entire Agreement. This Agreement represents the entire Agreement among the Creditors and, except as otherwise provided, this Agreement may not be altered, amended or modified except in a writing executed by all the parties to this Agreement.
Section 10.2. Notices. Notices hereunder shall be given to the Creditors at their addresses as set forth in the Note Purchase Agreements or the Bank Credit Agreement, as the case may be, or at such other address as may be designated by each in a written notice to the other parties hereto.
Section 10.3. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the Creditors and their respective successors and assigns, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by any future holder or holders of any Subject Obligations, and the term “Creditor” shall include any such subsequent holder of Subject Obligations, wherever the context permits, and any assignment by any Creditor shall be specifically subject to such assignee agreeing to be bound by the terms of this Agreement.
Section 10.4. Consents, Amendment, Waivers. All amendments, waivers or consents of any provision of this Agreement shall be effective only if the same shall be in writing and signed by all of the Creditors.
Section 10.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
Section 10.6. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one Agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.
Section 10.7. Sale of Interest. No Creditor will sell, transfer or otherwise dispose of any interest in the Subject Obligations unless such purchaser or transferee shall agree, in writing, to be bound by the terms of this Agreement.
Section 10.8. Severability. In case anyone or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

Section 10.9. Term of Agreement. This Agreement shall terminate when all Subject Obligations are paid in full and such payments are not subject to any possibility of revocation or rescission or until all of the parties hereto mutually agree in a writing to terminate this Agreement.
Section 10.10. Resignation or Removal of Collateral Agent. (a) The Collateral Agent may resign at any time by giving at least 60 days’ notice thereof to the Creditors (such resignation to take effect upon the acceptance by a successor Collateral Agent of any appointment as the Collateral Agent hereunder) and the Collateral Agent may be removed as the Collateral Agent at any time by either (i) the Required Lenders or (ii) the Required Noteholders. In the event of any such resignation or removal of the Collateral Agent, the Majority Creditors shall thereupon have the right to appoint a successor Collateral Agent which is not a Creditor. If no successor Collateral Agent shall have been so appointed by the Majority Creditors and shall have accepted such appointment within 60 days after the notice of the intent of the Collateral Agent to resign or the removal of the Collateral Agent, then the retiring Collateral Agent may, on behalf of the other Parties, appoint a successor Collateral Agent which is not a Creditor. Any successor Collateral Agent appointed pursuant to this clause shall be a commercial bank or other financial institution organized under the laws of the United States of America or any state thereof having (1) a combined capital and surplus of at least $500,000,000 and (2) a rating upon its long-term senior unsecured indebtedness of “A” or better by Moody’s Investors Service, Inc. or “A” or better by Standard & Poor’s Corporation. Notwithstanding the foregoing, in the event (y) the Collateral Agent shall have received a court order requiring that it resign as Collateral Agent or (z) the Collateral Agent shall have received a written opinion of independent outside counsel reasonably acceptable to the Majority Creditors that the performance by the Collateral Agent of its duties as Collateral Agent constitutes a conflict of interest, then in either such event, the Collateral Agent shall give written notice of such event to the Creditors and the Collateral Agent may resign on the earlier of the 120th day following such notice or the date on which a successor Collateral Agent has accepted appointment hereunder. With regard to any such conflict of interest or perceived conflict of interest, the Parties agree to act in a commercially reasonable manner in addressing any such conflict of interest.
(b) Upon the acceptance by a successor Collateral Agent of any appointment as the Collateral Agent hereunder, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent. The retiring or removed Collateral Agent shall be discharged from its duties and obligations hereunder upon the appointment of the successor Collateral Agent. After any retiring or removed Collateral Agent’s resignation or removal hereunder as the Collateral Agent, the provisions of this §10.10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent.
[Intentionally Blank]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

NBD Bank, as Agent and on behalf of the Lenders
By:
Its:

Form of Acknowledgment to
Intercreditor Agreement for Successor Lenders
under a Successor Bank Credit Agreement
Reference is hereby made to the Intercreditor Agreement dated as of November 13, 1998 (the “Agreement”), among the Creditors (as defined therein) of Universal Forest Products, Inc., a Michigan corporation (the “Company”) and NBD Bank, as Collateral Agent. Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Agreement.
The undersigned has entered into a Credit Agreement dated as of                      with the Company and desires to become a Successor Lender. The undersigned acknowledges the terms of the Agreement and agrees to be bound thereby.

as a Successor Lender

By:

Title:
Date:

Notice Address:

Exhibit A-1
(to Intercreditor Agreement)

Form of Acknowledgment to
Intercreditor Agreement for Successor Noteholders
under a Successor Note Agreement
Reference is hereby made to the Intercreditor Agreement dated as of November 13, 1998 (the “Agreement”), among the Creditors (as defined therein) of Universal Forest Products, Inc., a Michigan corporation (the “Company”) and NBD Bank, as Collateral Agent. Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Agreement.
The undersigned has entered into a Note Agreement dated as of                      with the Company and desires to become a Successor Noteholder. The undersigned acknowledges the terms of the Agreement and agrees to be bound thereby.

as a Successor Noteholder

By:

Title:
Date:

Notice Address:

Exhibit A-2
(to Intercreditor Agreement)

Representations and Warranties
The Company represents and warrants to you as follows:
1. Subsidiaries. Schedule II attached to the Agreements correctly states the name of each of the Company’s Subsidiaries, its jurisdiction of incorporation, the percentage of its Voting Stock owned by the Company and/or its Subsidiaries and whether each such Subsidiary is a Restricted Subsidiary or an Unrestricted Subsidiary. The Company and each Restricted Subsidiary has good and marketable title to all of the shares it purports to own of the stock of each Restricted Subsidiary, free and clear in each case of any Lien. All such shares have been duly issued and are fully paid and non-assessable.
2. Corporate Organization and Authority. The Company, and each Restricted Subsidiary,
(a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation;
(b) has all requisite power and authority and all licenses and permits to own and operate its properties and to carryon its business as now conducted and as presently proposed to be conducted, except for any license or permit the failure of which to have would not materially and adversely affect the properties, business, prospects, profits or condition (financial or otherwise) of the Company or of the Company and its Restricted Subsidiaries, taken as a whole; and
(c) is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction wherein the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary.
3. Business and Property. You have heretofore been furnished with a copy of the Offering Materials (as defined in the Agreements and herein referred to as the “Offering Materials”) delivered to you by Banc One Capital Markets, Inc. which generally sets forth the business conducted and proposed to be conducted by the Company and its Subsidiaries and the principal properties of the Company and its Subsidiaries.
4. Financial Statements. (a) The consolidated balance sheets of the Company and its consolidated Subsidiaries as of December 27, 1997, December 26, 1998, December 25, 1999, December 30, 2000 and December 29, 2001 and the statements of earnings, shareholders’ equity and cash flows for the fiscal years ended on said dates, each accompanied by a report thereon containing an opinion unqualified as to scope limitations imposed by the Company and otherwise without qualification except as therein noted, by Deloitte & Touche in the case of fiscal years 1997, 1998, 1999 and 2000 and Arthur Andersen LLP in the case of fiscal year 2001, have been prepared in accordance with GAAP consistently applied except as therein noted, are correct and complete and present fairly the financial position of the Company and its consolidated Subsidiaries as of such dates and the results of their operations and changes in their cash flows for such periods.
Exhibit C
(to Note Agreement)

(b) Since December 29, 2001, there has been no change in the condition, financial or otherwise, of the Company and its consolidated Subsidiaries as shown on the consolidated balance sheet as of such date except changes in the ordinary course of business, none of which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.
5. Indebtedness. Schedule II attached to the Agreements correctly describes all Current Debt, Funded Debt, Capitalized Leases and Attributable Indebtedness of Sale and Leaseback Transactions of the Company and its Restricted Subsidiaries outstanding on the first and second Closing Date.
6. Full Disclosure. Neither the financial statements referred to in paragraph 4 hereof nor the Agreements, the Offering Materials or any other written statement furnished by the Company to you in connection with the negotiation of the sale of the Notes, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading. There is no fact peculiar to the Company or its Restricted Subsidiaries which the Company has not disclosed to you in writing which materially affects adversely nor, so far as the Company can now foresee, will materially affect adversely the properties, business, prospects, profits or condition (financial or otherwise) of the Company and its Restricted Subsidiaries, taken as a whole.
7. Pending Litigation. There are no proceedings pending or, to the knowledge of the Company after due inquiry, threatened against or affecting the Company or any Restricted Subsidiary in any court or before any governmental authority or arbitration board or tribunal which could reasonably be expected to have a Material Adverse Effect.
8. Title to Properties. The Company and each Restricted Subsidiary has good and marketable title in fee simple (or its equivalent under applicable law) to all material parcels of real property and has good title to all the other material items of property it purports to own, including that reflected in the most recent balance sheet referred to in paragraph 4 hereof, except as sold or otherwise disposed of in the ordinary course of business and except for Liens permitted by the Agreements.
9. Patents and Trademarks. The Company and each Restricted Subsidiary owns or possesses all patents, trademarks, trade names, service marks, copyright, licenses and rights with respect to the foregoing necessary for the present and planned future conduct of its business, without any known conflict with the rights of others.

10. Sale is Legal and Authorized. The sale of the Notes and compliance by the Company with all of the provisions of the Agreements (including any Supplement) and the Notes:
(a) are within the corporate powers of the Company;
(b) will not violate any provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under the Articles of Incorporation or By-laws of the Company or any indenture or other material agreement or instrument to which the Company is a party or by which it may be bound or result in the imposition of any Liens or encumbrances on any property of the Company; and
(c) have been duly authorized by proper corporate action on the part of the Company (no action by the stockholders of the Company being required by law, by the Articles of Incorporation or By-laws of the Company or otherwise), executed and delivered by the Company and the Agreements and the Notes constitute the legal, valid and binding obligations, contracts and agreements of the Company enforceable in accordance with their respective terms.
11. No Defaults. No Default or Event of Default has occurred and is continuing. The Company is not in default in the payment of principal or interest on any Indebtedness for borrowed money and is not in default under any instrument or instruments or agreements under and subject to which any Indebtedness for borrowed money has been issued and no event has occurred and is continuing under the provisions of any such instrument or agreement which with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.
12. Governmental Consent. No approval, consent or withholding of objection on the part of any regulatory body, state, Federal or local, is necessary in connection with the execution and delivery by the Company of the Agreements or the issuance, sale or delivery of the Notes or compliance by the Company with any of the provisions of the Agreements or the Notes.
13. Taxes. All tax returns required to be filed by the Company or any Restricted Subsidiary in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon the Company or any Restricted Subsidiary or upon any of their respective properties, income or franchises, which are shown to be due and payable in such returns have been paid. For all taxable years ending on or before December 31, 1997, the Federal income tax liability of the Company and its Restricted Subsidiaries has been satisfied and either the period of limitations on assessment of additional Federal income tax has expired or the Company and its Restricted Subsidiaries have entered into an agreement with the Internal Revenue Service closing conclusively the total tax liability for the taxable year. The Company does not know of any proposed additional tax assessment against it for which adequate provision has not been made on its accounts, and no material controversy in respect of additional Federal or state income taxes due since said date is pending or to the knowledge of the Company threatened. The provisions for taxes on the books of the Company and each Restricted Subsidiary are adequate for all open years, and for its current fiscal period.

14. Use of Proceeds. The net proceeds from the sale of the Notes will be used for general corporate purposes including to repay existing Indebtedness of the Company and its Subsidiaries. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Restricted Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 50/0 of the value of such assets. As used in this Paragraph 14, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.
15. Private Offering. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Notes or any similar Security or has solicited or will solicit an offer to acquire the Notes or any similar Security from or has otherwise approached or negotiated or will approach or negotiate in respect of the Notes or any similar Security with any Person other than the Purchasers and not more than 15 other institutional investors, each of whoml was offered a portion of the Notes at private sale for investment. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Notes or any similar Security or has solicited or will solicit an offer to acquire the Notes or any similar Security frorn any Person so as to bring the issuance and sale of the Notes within the provisions of Section 5 of the Securities Act of 1933, as amended.
16. ERISA. (a) The Company and each ERISA Affiliate (i) have operated and administered each of its plans in compliance with all applicable laws, except where noncompliance could not reasonably be expected to result in a Material Adverse Effect, and (ii) has not incurred any Material liability, nor has any event, transaction or condition occurred or exists that would reasonably be expected to result in the incurrence of any such Material liability or the imposition of any Material Lien, pursuant to Title I or IV of ERISA or pursuant to penalty or excise tax provisions of the Code relating to employee benefit plans or to Section 401(a)(29) or 412 of the Code.
(b) The present value of the aggregate benefit liabilities under each of its plans (other than multiemployer plans), determined as of the end of such plan’s most recently ended plan year, did not exceed the aggregate current value of the assets of such plan allocable to such benefit liabilities, or such deficit, if any, did not exceed 50/0 of Adjusted Consolidated Net Worth. The term “benefit liabilities” has the meaning specified in Section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in Section 3 of ERISA.
(c) The Company currently does not have any Multiemployer plans.
(d) The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Company and its Subsidiaries is not Material or has otherwise been disclosed in the most recent audited consolidated financial statements of the Company and its Subsidiaries.

(e) The execution and delivery of the Note Agreement and the issuance and sale of the Notes will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(l)(A)-(D) of the Code which in either event could reasonably be expected to result in a Material Adverse Effect. The representation is made in reliance upon and subject to the accuracy of the representation as to the sources of the funds used to pay the purchase price of the Notes to be purchased.
17. Compliance with Law. Neither the Company nor any Restricted Subsidiary (1) is in violation of any law, ordinance, franchise, governmental rule or regulation to which it is subject; or (2) has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business, which violation or failure to obtain could reasonably be expected to have a Material Adverse Effect or impair the ability of the Company to perform its obligations contained in the Agreement (including any Supplement) or the Notes. Neither the Company nor any Restricted Subsidiary is in default with respect to any order of any court or governmental authority or arbitration board or tribunal.
18. Investment Company Act. The Company is not, and is not directly or indirectly controlled by or acting on behalf of any Person which is, required to register as an “investment company” under the Investment Company Act of 1940, as amended.
19. Foreign Assets Control Regulations, etc. Neither the Company nor any of the Company’s Restricted Subsidiaries or Affiliates is, by reason of being a “national” of “designated foreign country” or a “specially designated national” within the nleaning of the Regulations of the Office of Foreign Assets Control, United States Treasury Department (31 C.F.R., Subtitle B, Chapter V), or for any other reason, subject to any restriction or prohibition under, or is in violation of, any Federal statue or Presidential Executive Order, or any rules or regulations of any department, agency or administrative body promulgated under any such statute or order, concerning trade or other relations with any foreign country or any citizen or national thereof or the ownership or operation of any property. Without limiting the foregoing, neither the Company nor any Restricted Subsidiary (a) is or will become a person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons ‘Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such person.
20. Environmental Matters. To the best of the Company’s knowledge, except for any of such matters which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, the following clauses (a) through (f) are true and correct:
(a) the Company, each Restricted Subsidiary, and the properties each owns or operates comply with every applicable Environmental Law;
(b) the Company and each Restricted Subsidiary has obtained all permits, licenses and other governmental approvals required by every applicable Environmental Law for its operations and the properties it owns or operates;

(c) no Hazardous Substance has been released or disposed at any property currently owned or operated or while previously owned or operated by the Company or any Restricted Subsidiary;
(d) neither the Company nor any Restricted Subsidiary has any liability for restoration, removal, remedial, response or corrective action, natural resource damage or other harm pursuant to any applicable Environmental Law, either with respect to properties currently or previously owned or operated by the Company and its Subsidiaries;
(e) neither the Company nor any Restricted Subsidiary is subject to, has notice or knowledge of or is required to give any notice of any claim, demand, action, lawsuit or legal proceeding pursuant to any applicable Environmental Law in connection with the operations of or the properties owned by the Company or any Restricted Subsidiary; and
(f) there is no legal or regulatory proceeding pending or applicable Environmental Law which would be expected to prohibit or materially reduce the use of chromated copper arsenate or any other wood preservative by the Company or any Restricted Subsidiary.

Description of Special Counsel’s Closing Opinion
[Delivered to Purchasers only]
Exhibit D
(to Note Agreement)

December __, 2002
Noteholders under the Agreements (as
defined below)

Re:	Note Agreements dated as of December 18,2002 (the “Agreements”) by and between Universal Forest Products, Inc. and the signatory Noteholders thereto (the “Noteholders”)
Ladies and Gentlemen:
We have acted as counsel to Universal Forest Products, Inc., a Michigan corporation (the “Company”) and the entities identified in Schedule A attached hereto (collectively, the “Guarantors”) in connection with the Agreements and the 2002 Subsidiary Note Guaranty. This opinion is being delivered to you pursuant to Section 4.1 (c) of the Agreements. Capitalized terms not otherwise defined herein shall have the meanings as set forth in the Agreements.
We have examined executed copies of the Agreements, the Tranche A Notes and the Tranche B Notes (collectively, the “Notes”) and the 2002 Subsidiary Note Guaranty and such records, documents, certificates and other instruments and have made such investigation of fact and law as we deem necessary to render this opinion. For purposes of the opinion expressed in paragraph 10 hereof, we have relied upon factual representations made by each of the Noteholders in Section 3.2(a) of the respective Agreements and on a letter dated December 18, 2002 from Banc One Capital Markets, Inc.
In our examination, we have assumed the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such copies. For purposes of the opinion expressed in paragraph 3 hereof, we have further assumed that the Agreements constitute the valid and binding obligations of the respective Noteholders.
Based upon and subject to the foregoing, it is our opinion that:
1. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the state of Michigan, has the corporate power and the corporate authority to execute and perform the Agreements and to issue the Notes and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary and the failure to so qualify would have a Material Adverse Effect.
Exhibit E
(to Note Agreement)

December __, 2002

2. Each Guarantor is a corporation, limited liability company or limited partnership, as applicable, duly organized, validly existing and in good standing under the laws of its state of organization, has the corporate, limited liability company or limited partnership power and authority to execute and perform the 2002 Subsidiary Note Guaranty and to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary and the failure to so qualify would have a Material Adverse Effect; and all of the issued and outstanding shares of capital stock or membership or partnership interests, as applicable, of each Guarantor have been duly issued, are fully paid and nonassessable and are owned by the Company, by one or more Restricted Subsidiaries, or by the Company and one or more Restricted Subsidiaries.
3. The Agreements have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms.
4. The Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms.
5. The 2002 Subsidiary Note Guaranty has been duly authorized by all necessary corporate, limited liability company or limited partnership action on the part of the Guarantors, has been duly executed and delivered by the Guarantors and constitutes the legal, valid and binding obligation of the Guarantors, enforceable in accordance with its terms.
6. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any federal or state of Michigan governmental body, is necessary in connection with the execution, delivery and performance by the Company of the Agreements or the Notes.
7. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any federal or state of Michigan governmental body, is necessary in connection with the execution, delivery and performance by the Guarantors of the 2002 Subsidiary Note Guaranty.
8. The issuance and sale of the Notes and the execution, delivery and performance by the Company of the Agreements do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of the Company pursuant to the provisions of the articles of incorporation or bylaws of the Company or, to our knowledge, any material agreement or other instrument to which the Company is a party or by which the Company may be bound.
Exhibit E
(to Note Agreement)

December __, 2002

9. The execution, delivery and performance by each of the Guarantors of the ‘]f)()’) Subsidiary Note Guaranty does not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of any Guarantor pursuant to the provisions of its articles of incorporation or bylaws or its articles of organization or operating agreement or its limited partnership agreement, as applicable, or, to our knowledge, any material agreement or other instrument to which any Guarantor is a party or by which any Guarantor may be bound.
10. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Agreements does not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended; provided, however, we express no opinion as to the compliance with applicable securities laws of any subsequent transfers of the Notes by the Noteholders.
11. The issuance of the Notes and the use of the proceeds of the sale of the Notes in accordance with the provisions of and contemplated by the Agreements do not violate or conflict with Regulation T, U, or X of the Board of Governors of the Federal Reserve System.
12. The Company is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
13. To our knowledge, there is no litigation pending or threatened against the Company which could reasonably be expected to have a Material Adverse Effect on the Company’s business or assets or which would impair the ability of the Company to issue and deliver the Notes or to comply with the provisions of the Agreements.
The foregoing opinion is subject to the following qualifications:
A. We express no opinion concerning any laws other than the federal laws of the United States and the laws of the state of Michigan. As to Consolidated Building Components, Inc., we have necessarily assumed that the laws of the Commonwealth of Pennsylvania are identical to the laws of the state of Michigan governing the same subject matter.
B. As to the due organization, valid existence, good standing and qualification in foreign jurisdictions of the Company and the Guarantors, we have relied exclusively upon certificates of the appropriate public officials of the applicable jurisdictions.
C. The term “knowledge” as used herein is limited to the actual knowledge of those attorneys in our firm who have directly participated in this engagement or who are primarily responsible for the Company and the Guarantors concerning any issue or factual information addressed herein. Additionally, with respect to factual matters not independently established by us, we have relied upon certificates of officers of the Company and the Guarantors, which reliance we deem appropriate.
Exhibit E
(to Note Agreement)

December __, 2002

D. To the extent our opinion relates to the enforceability of any agreement or obligation, it is subject to and qualified by the following:
(i) the effect and application of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws now or hereafter in effect which relate to or limit creditors’ rights or remedies generally;
(ii) the effect and application of general principles of equity, whether considered in a proceeding in equity or at law; and
(iii) limitations imposed by applicable law and the enforceability of purported waivers of rights and defenses.
E. We have made no independent investigation as to the accuracy or completeness of any of the statements set forth in the certificates of representatives of the Company or the Guarantors or other documents presented to us for our review, but we have no knowledge of any incorrect or misleading statement therein.
F. This opinion is given as of the date hereof, and we undertake no obligation to advise you of any changes in the matters set forth herein.
This opinion is addressed to and is for the benefit solely of the Noteholders and their permissible successors, assigns and participants and the Noteholders= special counsel in rendering its opinion pursuant to Section 4.1(c)of the Agreements, and may not be relied upon by any other person, firm or corporation for any purpose whatsoever and may not be published or disseminated, nor referenced, in any other document or writing without our express written consent.
Very truly yours,
VARNUM, RIDDERING, SCHMIDT & HOWLETT LLP
Exhibit E
(to Note Agreement)

Supplement to Note Purchase Agreement
Dated as of
                                         ,
To the Purchaser(s) named in
Schedule I hereto
Ladies and Gentlemen:
This [Number] Supplement to Note Purchase Agreement (the “Supplement”) is between Universal Forest Products, Inc. (the “Company”) whose address is 2801 East Beltline, N.E. Grand Rapids, Michigan 49525 and the institutional investors named on Schedule I attached hereto (the “Purchasers”).
Reference is hereby made to the separate and several Note Purchase Agreements dated as of December 18, 2002 (the “Note Agreements”) between the Company and the purchasers listed on Schedule I thereto. All capitalized terms not otherwise defined herein shall have the same meaning as specified in the Note Agreements. Reference is further made to Section 4.3 thereof which requires that, prior to the delivery of any Additional Notes, the Company and each Additional Purchaser shall execute and deliver a Supplement.
The Company hereby agrees with the Purchaser(s) named on Schedule I hereto as follows:
1. The Company has authorized the issue and sale of $                     aggregate principal amount of its                      % Series       Senior Notes, due                     ,     (the “Series       Notes”). The Series _______ Notes, together with the Series 2002-A Notes initially issued pursuant to the Note Agreements and each series of Additional Notes which may from time to time be issued pursuant to the provisions of Section 1.4 of the Note Agreements, are collectively referred to as the “Notes” (such term shall also include any such notes issued in substitution therefor pursuant to Section 9.2 of the Note Agreement). The Series       Notes shall be substantially in the form attached hereto as Exhibit 1 with such changes therefrom, if any, as may be approved by the Purchaser(s) and the Company.
2. Subject to the terms and conditions hereof and as set forth in the Note Agreements and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Company, Series _______ Notes in the principal amount [and of the tranche] set forth opposite such Purchaser’s name on Schedule I hereto at a price of 100% of the principal amount thereof on the Closing Date hereafter mentioned.
Exhibit F
(to Note Agreement)

3. Delivery of the $                     in aggregate principal amount of the Series _______ Notes will be made at the offices of                                          ,                                          ,                     , against payment therefor in Federal Reserve or other funds current and immediately available at the principal office of Bane One Capital Markets, Inc., Chicago, Illinois in the amount of the purchase price at 10:00 A.M., Chicago time, on, _______ or such later date (not later than _______, _______) as shall mutually be agreed upon by the Company and the Purchasers of the Series ______ Notes (the “Closing Date ”).
4. [Here insert prepayment provisions (including any applicable premium upon default and acceleration), closing conditions and representations and warranties applicable to Series _______ Notes].
5. The Purchaser represents and warrants that the representations and warranties set forth in Section 3.2 of the Note Agreements are true and correct on the date hereof with respect to the Series Notes.
6. The Company and each Purchaser agree to be bound by and comply with the terms and provisions of the Note Agreements as if such Purchaser were an original signatory to the Note Agreements.
The execution hereof shall constitute a contract between the Company and the Purchaser(s) for the uses and purposes hereinabove set forth, and this agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

Universal Forest Products, Inc.

By:

Printed Name:
Its:

Accepted as of ,

[Variation]

By:

Printed Name:
Its:

F-2

Form of Series ___ Note
          % Series                      Note, Tranche _______,
Due
PPN
No.

$
Universal Forest Products, Inc., a Michigan corporation (the “Company”), for value received, hereby promises to pay to or registered assigns
on the                      day of
the principal amount of
Dollars ($____ )
(computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of _% per annum from the date hereof until maturity, payable on the day of and _______ in each year (commencing on ) and at maturity. The Company agrees to pay interest on overdue principal (including any overdue optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the Overdue Rate after the due date, whether by acceleration or otherwise, until paid. “Overdue Rate” shall mean the lesser of (a) the maximum interest rate permitted by law and (b) _______% per annum.
Both the principal hereof and interest hereon are payable at the principal office of the Company in Grand Rapids, Michigan in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts. If any amount of principal, premium, if any, or interest on or in respect of this Note becomes due and payable on any date which is not a Business Day, such amount shall be payable on the immediately succeeding Business Day. “Business Day” means any day other than a Saturday, Sunday or other day on which banks in either Grand Rapids, Michigan or New York, New York are required by law to close or are customarily closed.
Schedule I
(to [Number] Supplement)

This Note is one of the __% Series _______ Notes, Tranche __, due of the Company in the aggregate principal amount of $__, which, together with the 5.63% Series 2002-A Senior Notes, Tranche A, due December 18, 2009 of the Company in the aggregate principal amount of $15,000,000, the 6.16% Series 2002-A Senior Notes, Tranche B, due December 18, 2012 of the Company in the aggregate principal amount of $40,000,000 and any Additional Notes are issued or to be issued under and pursuant to the terms and provisions of the separate Note Agreements, each dated as of December 18, 2002 (the “Note Agreements”), entered into by the Company with the original Purchasers therein referred to and any Additional Purchasers of Additional Notes and the holder hereof is entitled equally and ratably with the holders of all other Notes outstanding under the Note Agreements to all the benefits provided for thereby or referred to therein. Reference is hereby made to the Note Agreements for a statement of such rights and benefits.
This Note and the other Notes outstanding under the Note Agreements may be declared due prior to their expressed maturity dates and certain prepayments are required to be made thereon, all in the events, on the terms and in the manner and amounts as provided in the Note Agreements.
The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in the Note Agreements.
This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.
This Note and said Note Agreements are governed by and construed in accordance with the law of New York, including all matters of construction, validity and performance.

Universal Forest Products, Inc.,

By:

Its:

Conformed Copy

Guaranty Agreement
Dated as of December 18, 2002
By
Universal Forest Products of Modesto LLC,
Tresstar, LLC,
Universal Truss, Inc.,
UFP Ventures, Inc.,
UFP Ventures II, Inc.,
Universal Forest Products Western Division, Inc.,
Universal Forest Products Eastern Division, Inc.,
Shoffner Holding Company, Inc.,
Consolidated Building Components, Inc.,
Universal Forest Products Shoffner, LLC,
Universal Forest Products Indiana Limited Partnership,
Universal Forest Products Texas Limited Partnership,
Universal Forest Products Holding Company, Inc.,
UFP Real Estate, Inc.,
Syracuse Real Estate, LLC
and
Universal Forest Products Reclamation Center, Inc.
Re: $55,000,000 Senior Notes
due 2009-2012
of
Universal Forest Products, Inc.

Guaranty Agreement
Parties
This Guaranty Agreement, dated as of December 18, 2002 (this “Guaranty”), is made by Universal Forest Products of Modesto LLC, Tresstar, LLC, UFP Ventures, Inc., UFP Ventures II, Inc., Consolidated Building Components, Inc., Universal Forest Products Eastern Division, Inc., Universal Forest Products Western Division, Inc., Shoffner Holding Company, Inc., Universal Forest Products Shoffner, LLC, UFP Real Estate, Inc., Universal Truss, Inc., Universal Forest Products Indiana Limited Partnership, Universal Forest Products Texas Limited Partnership, Universal Forest Products Holding Company, Inc., Syracuse Real Estate, LLC and Universal Forest Products Reclamation Center, Inc. (each, a “Guarantor” and collectively, the “Guarantors”) in favor of each of the Noteholders (as defined below).
Recitals
A. Each Guarantor is wholly-owned, directly or indirectly, by Universal Forest Products, Inc., a corporation incorporated under the laws of Michigan (the “Company”).
B. Pursuant to the separate and several Note Agreements, each dated as of December 18, 2002 (the “Note Agreements”), between the Company and the Purchasers named on Schedule I thereto (each, a “Purchaser,” and collectively, the “Purchasers”), the Company has agreed to issue and sell to the Purchasers (a) $15,000,000 in principal amount of the Company’s 5.63% Series 2002-A Senior Notes, Tranche A, due December 18, 2009 (the “Tranche A Notes”) and (b) $40,000,000 in principal amount of the Company’s 6.16% Series 2002-A Senior Notes, Tranche B, due December 18, 2012 (the “Tranche B Notes”; the Tranche B Notes and the Tranche A Notes are hereinafter collectively referred to as the “Notes”).
C. Each Guarantor will receive substantial direct and indirect benefit from the sale of the Notes.
D. The Purchasers have required as a condition to their purchase of the Notes that the Guarantors enter into this Guaranty as security for the Notes and accordingly the Guarantors have agreed to provide this Guaranty.

Agreement
NOW, THEREFORE, in consideration of the premises and for the purpose of inducing the Purchasers to purchase the Notes and in further consideration of the sum of Ten Dollars ($10.00) paid to the Guarantors by the Purchasers, the receipt and sufficiency of which is hereby acknowledged, the Guarantors do hereby covenant and agree as follows:
1. Defined Terms. As used in this Guaranty, terms defined in the first paragraph of this Guaranty and in the recital paragraphs are used herein as defined therein, and the following terms shall have the following meanings:
“Cumulative Guarantors” shall mean the Guarantors and all other future guarantors of the Liabilities.
“Liabilities” shall mean all indebtedness, obligations and liabilities of the Company to any of the Noteholders in connection with or pursuant to the Note Agreements and the Notes, including, without limitation, all principal, interest, premium, charges, fees and all costs and expenses, including, without limitation, reasonable fees and expenses of counsel, in each case whether now existing or hereafter arising, direct or indirect, absolute or contingent, joint and/or several, secured or unsecured, arising by operation of law or otherwise.
“Noteholders” shall mean the Purchasers and any subsequent holders of the Notes.
All other capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Note Agreements.
2. Guarantee. (a) Each Guarantor hereby guarantees to the Noteholders, irrevocably, absolutely and unconditionally, as primary obligor and not as surety only, the prompt and complete payment of the Liabilities.
(b) All payments to be made under this Guaranty (except pursuant to paragraph (c) below) shall be made to each Noteholder pro rata in accordance with the unpaid amount of Liabilities held by each Noteholder at the time of such payment.
(c) The Guarantors agree to make prompt payment, on demand, of any and all reasonable costs and expenses incurred by any Noteholder in connection with enforcing the obligations of any of the Guarantors hereunder, including, without limitation, the reasonable fees and disbursements of counsel.

3. Consents to Renewals, Modifications and other Actions and Events. This Guaranty and all of the obligations of the Guarantors hereunder shall remain in full force and effect without regard to and shall not be released, affected or impaired by: (a) any amendment, assignment, transfer, modification of or addition or supplement to the Liabilities or any of the Note Agreements; (b) any extension, indulgence, increase in the Liabilities or other action or inaction in respect of any of the Note Agreements or otherwise with respect to the Liabilities, or any acceptance of security for, or other guaranties of, any of the Liabilities or Note Agreements, or any surrender, release, exchange, impairment or alteration of any such security or guaranties, including, without limitation, the failing to perfect a security interest in any such security or abstaining from taking advantage of or realizing upon any other guaranties or upon any security interest in any such security; (c) any default by the Company under, or any lack of due execution, invalidity or unenforceability of, or any irregularity or other defect in, any of the Note Agreements; (d) any waiver by any Noteholder or any other person of any required performance or otherwise of any condition precedent or waiver of any requirement imposed by any of the Note Agreements, any other guaranties or otherwise with respect to the Liabilities; (e) any exercise or non-exercise of any right, remedy, power or privilege in respect of this Guaranty, any other guaranty or any of the Note Agreements; (f) any sale, lease, transfer or other disposition of the assets of the Company or any consolidation or merger of the Company with or into any other person, corporation, or entity, or any transfer or other disposition of any shares of capital stock of the Company; (g) any bankruptcy, insolvency, reorganization or similar proceedings involving or affecting the Company or any other guarantor of the Liabilities; (h) the release or discharge of the Company from the performance or observance of any agreement, covenant, term or condition under any of the Liabilities or contained in any of the Note Agreements, of any Cumulative Guarantor or of this Guaranty, by operation of law or otherwise; or (i) any other cause whether similar or dissimilar to the foregoing which, in the absence of this provision, would release, affect or impair the obligations, covenants, agreements or duties of any Guarantor hereunder or constitute a defense hereto, including, without limitation, any act or omission by any Noteholder or any other person which increases the scope of any Guarantor’s risk, and in each case described in this paragraph whether or not any Guarantor shall have notice or knowledge of any of the foregoing, each of which is specifically waived by each Guarantor. Each Guarantor warrants to the Noteholders that it has adequate means to obtain from the Company on a continuing basis information concerning the financial condition and other matters with respect to the Company and that it is not relying on any Noteholder to provide such information either now or in the future.
4. Waivers, Etc. Each Guarantor unconditionally waives: (a) notice of any of the matters referred to in Paragraph 3 above; (b) all notices which may be required by statute, rule of law or otherwise to preserve any rights of any Noteholder, including, without limitation, notice to the Guarantors of default, presentment to and demand of payment or performance from the Company and protest for non-payment or dishonor; (c) any right to the exercise by any Noteholder of any right remedy, power or privilege in connection with any of the Note Agreements; (d) any requirement of diligence or marshaling on the part of any Noteholder; (e) any requirement that any Noteholder, in the event of any default by the Company, first make demand upon or seek to enforce remedies against, the Company or any other Cumulative Guarantor before demanding payment under or seeking to enforce this Guaranty; (f) any right to notice of the disposition of any security which any Noteholder may hold from the Company or otherwise and any right to object to the commercial reasonableness of the disposition of any such security; and (g) all errors and omissions in connection with any Noteholder’s administration of any of the Liabilities, any of the Note Agreements or any other Cumulative Guarantor, or any other act or omission of any Noteholder which changes the scope of such Guarantor’s risk. The obligations of each Guarantor hereunder shall be complete and binding forthwith upon the execution of this Guaranty by it and subject to no condition whatsoever, precedent or otherwise, and notice of acceptance hereof or action in reliance hereon shall not be required.

5. Nature of Guaranty; Payments. This Guaranty is an absolute, unconditional, irrevocable and continuing guaranty of payment and not a guaranty of collection, and is wholly independent of and in addition to other rights and remedies of any Noteholder with respect to the Company, any collateral, any Cumulative Guarantor or otherwise, and it is not contingent upon the pursuit by any Noteholder of any such rights and remedies, such pursuit being hereby waived by each Guarantor. The obligations of each Guarantor hereunder shall be continuing and shall continue (irrespective of any statute of limitations otherwise applicable) and cover and include all the Liabilities of the Company accruing or in the process of accruing to the Noteholders before the Noteholders deliver to the Guarantors a release of this Guaranty, which is in writing, refers specifically to this Guaranty, and is signed by a President, a Senior Vice-President, or a Vice-President of each Noteholder. Nothing shall discharge or satisfy the liability of any Guarantor hereunder except the full and irrevocable payment and performance of all of the Liabilities and the expiration or termination of all the Note Agreements. All payments to be made by the Guarantors hereunder shall be made without set-off or counterclaim, and each Guarantor hereby waives the assertion of any set-off or counterclaim in any proceeding to enforce its obligations hereunder. All payments to be made by each Guarantor hereunder shall also be made without deduction or withholding for, or on account of, any present or future taxes or other similar charges of whatsoever nature, provided that if any Guarantor is nevertheless required by law to make any deduction or withholding, such Guarantor shall pay to the Noteholders such additional amounts as may be necessary to ensure that the Noteholders shall receive a net sum equal to the sum which it would have received had no such deduction or withholding been made. Each Guarantor agrees that, if at any time all or any part of any payment previously applied by any Noteholder to any of the Liabilities must be returned by such Noteholder for any reason, whether by court order, administrative order, or settlement and whether as a “voidable preference”, “fraudulent conveyance” or otherwise, each Guarantor remains liable for the full amount returned as if such amount had never been received by such Noteholder, notwithstanding any termination of this Guaranty or any cancellation of any of the Note Agreements and the Liabilities and all obligations of each Guarantor hereunder shall be reinstated in such case.
6. Evidence of Liabilities. Each Noteholder’s books and records showing the Liabilities shall be admissible in any action or proceeding, shall be binding upon each Guarantor for the purpose of establishing the Liabilities due from the Company and shall constitute prima facie proof, absent manifest error, of the Liabilities of the Company to such Noteholder, as well as the obligations of each Guarantor to such Noteholder.
7. Subordination, Subrogation, Contribution, Etc. Each Guarantor agrees that all present and future indebtedness, obligations and liabilities of the Company to such Guarantor shall be fully subordinate and junior in right and priority of payment to any indebtedness of the Company to the Noteholders, and no Guarantor shall have any right of subrogation, contribution (including, without limitation, the contribution and subrogation rights granted below), reimbursement or indemnity whatsoever nor any right of recourse to security for the debts and obligations of the Company unless and until all Liabilities shall have been paid in full, such payment is not subject to any possibility of revocation or rescission and all Note Agreements have expired or been terminated. Subject to the preceding sentence, if any Guarantor makes a payment in respect of the Liabilities it shall be subrogated to the rights of the payee against the Company with respect to such payment and shall have the rights of contribution set forth below against all other Cumulative Guarantors and each Guarantor agrees that all other Cumulative Guarantors shall have the rights of contribution against it set forth below. If any Guarantor makes a payment in respect of the Liabilities that is smaller in proportion to its Payment Share (as hereinafter defined) than such payments made by the other Cumulative Guarantors are in proportion to the amounts of their respective Payment Shares, such Guarantor shall, when permitted by the first sentence of this Section 7, pay to the other Guarantors an amount such that the net payments made by the Cumulative Guarantors in respect of the Liabilities shall be shared among the Cumulative Guarantors pro rata in proportion to their respective Payment Shares. If any Guarantor receives any payment by way of subrogation that is greater in proportion to the amount of its Payment Share than the payments received by the other Cumulative Guarantors are in proportion to the amounts of their respective Payment Shares, such Guarantor shall, when permitted by the first sentence of this Section 7, pay to the other Cumulative Guarantors an amount such that the subrogation payments received by the Guarantors shall be shared among the Cumulative Guarantors pro rata in proportion to their respective Payment Shares.

For purposes of this Guaranty, the “Payment Share” of any Cumulative Guarantor shall be the sum of (a) the aggregate proceeds of the Liabilities received by such Guarantor (and, if received subject to a repayment obligation, remaining unpaid on the Determination Date (as hereinafter defined)), plus (b) the product of (i) the aggregate Liabilities remaining unpaid on the date such Liabilities become due and payable in full, whether by stated maturity, acceleration or otherwise (the “Determination Date”) reduced by the amount of such Liabilities attributed to all of the Cumulative Guarantors pursuant to clause (a) above, times (ii) a fraction, the numerator of which is such Guarantor’s net worth on the effective date of this Guaranty (determined as of the end of the immediately preceding fiscal reporting period of the Guarantor), and the denominator of which is the aggregate net worth of all of the Cumulative Guarantors, determined for each Cumulative Guarantor on the respective effective date of the guaranty signed by such Cumulative Guarantor.
8. Assignment by Noteholders. Each Noteholder shall have the right to assign and transfer this Guaranty to any assignee of any portion of the Liabilities. Each Noteholder’s successors and assigns hereunder shall have the right to rely upon and enforce this Guaranty.
9. Joint and Several Obligations. The obligations of the Guarantors hereunder and all other Cumulative Guarantors shall be joint and several and each Guarantor shall be liable for all of the Liabilities to the extent provided herein regardless of any other Cumulative Guarantors, and each Noteholder shall have the right, in its sole discretion to pursue its remedies against any Guarantor without the need to pursue its remedies against any other Cumulative Guarantor, whether now or hereafter in existence, or against any one or more Cumulative Guarantors separately or against any two or more jointly, or against some separately and some jointly.
10. Representations and Warranties. Each Guarantor hereby represents and warrants to the Noteholders that:
(a) the execution, delivery and performance by the Guarantor of this Guaranty are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official, and do not contravene or constitute a default under, any provision of applicable law or regulation or of the articles of incorporation or other charter documents or bylaws of such Guarantor, or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Guarantor, or result in the creation or imposition of any lien, security interest or other charge or encumbrance on any asset of such Guarantor;

(b) this Guaranty constitutes a legal, valid and binding agreement of each Guarantor, enforceable against such Guarantor in accordance with its terms;
(c) as of the date hereof, each of the following is true and correct for each Guarantor, assuming value is given to the rights of contribution and subrogation as described in Section 7 hereof: (i) the fair saleable value and the fair valuation of such Guarantor’s property is greater than the total amount of its liabilities (including contingent liabilities) and greater than the amount that would be required to pay its probable aggregate liability on its existing debts as they become absolute and matured, (ii) each Guarantor’s capital is not unreasonably small in relation to its current and/or contemplated business or other undertaken transactions and (iii) each Guarantor does not intend to incur, or believe that it will incur, debt beyond its ability to pay such debts as they become due; and
(d) the Company and the Guarantors are engaged as an integrated group in the business of providing related services; the integrated operation requires financing on such a basis that proceeds from the sale of Notes paid to the Company by the Purchasers can be made available from time to time to various subsidiaries of the Company, as required for the continued successful operation of the integrated group as a whole; and each Guarantor has requested that the Purchasers purchase the Notes from the Company for the purpose of financing the integrated operations of the Company and its subsidiaries, including such Guarantor, with such Guarantor expecting to derive benefit, direct or indirectly, from the purchase of the Notes by the Purchasers from the Company, both in such Guarantor’s separate capacity and as a member of the integrated group, inasmuch as the successful operation and condition of such Guarantor is dependent upon the continued successful performance of the functions of the integrated group as a whole. Each of the Guarantors hereby determines and agrees that the execution, delivery and performance of this Guaranty are necessary and convenient to the conduct, promotion or attainment of the business of such Guarantor and in furtherance of the corporate purposes of such Guarantor.
11. Binding on Successors and Assigns. This Guaranty shall be the valid, binding and enforceable obligation of the Guarantors and their successors and assigns.
12. Indemnity. As a separate, additional and continuing obligation, each Guarantor unconditionally and irrevocably undertakes and agrees with each Noteholder that, should the Liabilities not be recoverable from any Guarantor as guarantor under this Guaranty for any reason whatsoever (including, without limitation, by reason of any provision of any of the Liabilities or the Note Agreements being or becoming void, unenforceable, or otherwise invalid under any applicable law) then, notwithstanding any knowledge thereof by any Noteholder at any time, each Guarantor as original and independent obligor, upon demand by the Noteholders, will make payment to the Noteholders of the Liabilities by way of a full indemnity.

13. Cumulative Rights and Remedies, Etc. The obligations of each Guarantor under this Guaranty are continuing obligations and a new cause of action shall arise in respect of each default hereunder. No course of dealing on the part of any Noteholder, nor any delay or failure on the part of any Noteholder in exercising any right, power or privilege hereunder, shall operate as a waiver of such right, power, or privilege or otherwise prejudice the Noteholders’ rights and remedies hereunder, nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege. No right or remedy conferred upon or reserved to any Noteholder under this Guaranty is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing under any applicable law. Every right and remedy given by this Guaranty or by applicable law to the Noteholders may be exercised from time to time and as often as may be deemed expedient by any Noteholder.
14. Severability. If any one or more provisions of this Guaranty should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected, impaired, prejudiced or disturbed thereby, and any provision hereunder found partially unenforceable shall be interpreted to be enforceable to the fullest extent possible. If at any time all or any portion of the obligation of any Guarantor under this Guaranty would otherwise be determined by a court of competent jurisdiction to be invalid, unenforceable or avoidable under Section 548 of the federal Bankruptcy Code or under any fraudulent conveyance or transfer laws or similar applicable law of any jurisdiction, then notwithstanding any other provisions of this Guaranty to the contrary such obligation or portion thereof of such Guarantor under this Guaranty shall be limited to the greatest of (i) the value of any quantified economic benefits accruing to such Guarantor as a result of this Guaranty, (ii) an amount equal to 95% of the excess on the date the relevant Liabilities were incurred of the present fair saleable value of the assets of such Guarantor over the amount of all liabilities of such Guarantor, contingent or otherwise and (iii) the maximum amount of which this Guaranty is determined to be enforceable.
15. Merger, Amendments. This Guaranty is intended as a final expression of the subject matter hereof and is also intended as a complete and exclusive statement of the terms hereof. Each Guarantor’s liability hereunder is independent of and in addition to its liability under any other guaranty previously of subsequently executed. No course of dealing, course of performance or trade usage, and no parole evidence of any nature, shall be used to supplement or modify any terms hereof, nor are there any conditions to the full effectiveness of this Guaranty. None of the terms and provisions of this Guaranty may be waived, altered, modified or amended in any way except by an instrument in writing executed by duly authorized officers of each Noteholder and the Guarantors.

16. Consent to Jurisdiction. Notwithstanding the place where any Liability originates or arises, or is to be repaid, any suit, action or proceeding arising out of or relating to this Guaranty or any of the Note Agreements may be instituted in any court of the United States of America or the State of Illinois, sitting in the City of Chicago, State of Illinois, and each Guarantor hereby irrevocably waives any objection which it may have or hereafter have to the laying of the venue of any such suit, action or proceeding and any claim that any such suit action or proceeding has been brought in an inconvenient forum; and each Guarantor hereby irrevocably submits his person and property to the jurisdiction of any such court in any such suit, action or proceeding. Each Guarantor hereby consents to the service of process in any suit action or proceeding of the nature referred to in this paragraph by the mailing of a copy thereof by registered or certified mail, postage prepaid, or personally delivering a copy thereof to such Guarantor, at the address set forth under its signature below, or at such other address as such Guarantor may hereafter specify to the Noteholders in writing. Nothing in this paragraph shall affect the right of any Noteholder to serve process in any other manner permitted by law or limit the right of the Noteholders to bring proceedings against any Guarantor or any of its property in the courts of any other jurisdiction in which it is subject to service of process. To the extent that any Guarantor now or hereafter may be entitled, in any jurisdiction in which proceedings may at any time be commenced with respect to this Guaranty or the transactions contemplated hereby, to claim itself or its revenues, assets or properties any immunity (including, without limitation, immunity from service of process, jurisdiction, suit, judgment, counterclaim, enforcement of or execution on a judgment attachment prior to the judgment, attachment in aid of execution of a judgment or other legal process), and to the extent that in any such jurisdiction there may be attributed any such immunity (whether or not claimed), such Guarantor hereby irrevocably undertakes not to claim and hereby irrevocably waives any such immunity to the fullest extent permitted by law. Each Guarantor irrevocably and generally consents in respect of any proceedings to the giving of any relief or the issue of any process in connection with those proceedings including, without limitation, the making, enforcement or execution against any assets whatsoever of any order or judgment which may be made or given in those proceedings.
17. Governing Law; Headings. This Guaranty shall be governed by and construed in accordance with the laws of the State of Michigan without giving effect to the choice of law principles of such state. The headings of the various paragraphs hereof are for the convenience of reference only and shall in no way modify any of the terms or provisions hereof.
18. Notices. Any notice, demand, consent or request given or made to each Guarantor by any Noteholder shall be deemed to have been duly given or made if sent in writing (including telecommunications) to such Guarantor to the address or telex or telecopy number set forth below the name of such Guarantor on the signature page hereof, or at such other address or telex or telecopy number as such Guarantor may hereafter specify to the Noteholders in writing. All notices or other communications sent by means of telecopy, telex or other wire transmission shall be made with request for assurance of receipt in a manner typical with respect to communications of that type. Written notices or other communications shall be deemed delivered upon receipt if delivered by hand or by telecopy, three business days after mailing if mailed, or one business day after deposit with an overnight courier service if delivered by overnight courier. Notices or other communications delivered by hand shall be deemed delivered upon receipt.

19. Waiver of Jury Trial. The Noteholders, in accepting this Guaranty, and the Guarantors, after consulting or having had the opportunity to consult with Counsel, knowingly, voluntarily and intentionally waive any right any of them may have to a trial by jury in any litigation based upon or arising out of this Guaranty or any related instrument or agreement or any of the transactions contemplated by this Guaranty or any course of conduct, dealing, statements (whether oral or written) or actions of any of them. Neither the Noteholders nor the Guarantors shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by any of the Noteholders or the Guarantors except by a written instrument executed by all of them. This Guaranty is freely and voluntarily given to the Noteholders by the Guarantors without any duress or coercion, and after each Guarantor has either consulted with Counsel or been given an opportunity to do so. Each Guarantor has carefully and completely read all of the terms and provisions of this Guaranty and of each Note Agreement.
[Intentionally Blank]

Universal Forest Products of Modesto LLC
By:	/s/ Michael Cole
Its Treasurer

Tresstar, LLC
By:	/s/ Michael Cole
Its Treasurer

Universal Truss, Inc.
By:	/s/ Michael Cole
Its Treasurer

UFP Ventures, Inc.
By:	/s/ Michael Cole
Its Treasurer

UFP Ventures II, Inc.,
By:	/s/ Michael Cole
Its Treasurer

Universal Forest Products Western Division, Inc.

By:	/s/ Michael Cole
Its Treasurer

Universal Forest Products Eastern Division, Inc.

By:	/s/ Michael Cole
Its Treasurer

Shoffner Holding Company, Inc.

By:	/s/ Michael Cole
Its Treasurer

Consolidated Building Components, Inc.

By:	/s/ Michael Cole
Its Treasurer

Universal Forest Products Shoffner, LLC.
By:	/s/ Michael Cole
Its Treasurer

Universal Forest Products Indiana Limited Partnership
By:	/s/ Michael Cole
Its Treasurer

Universal Forest Products Texas Limited Partnership
By:	/s/ Michael Cole
Its Treasurer

Universal Forest Products Holding Company, Inc.
By:	/s/ Michael Cole
Its Treasurer

UFP Real Estate, Inc.
By:	/s/ Michael Cole
Its Treasurer

Syracuse Real Estate, LLC
By:	/s/ Michael Cole
Its Treasurer

Universal Forest Products Reclamation Center, Inc.
By:	/s/ Michael Cole
Its Treasurer